UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                                    FORM S-1
             REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933

                                 STRAINWISE, INC
                     -------------------------------------
             (Exact name of registrant as specified in its charter)

                                      Utah
                 ----------------------------------------------
         (State or other jurisdiction of incorporation or organization)

                                      1389
                   -----------------------------------------
            (Primary Standard Industrial Classification Code Number)

                                   20-8980078
                        --------------------------------
                     (I.R.S. Employer Identification Number)

                        1350 Independence St., Suite 300
                               Lakewood, CO 80215
                                 (303) 736-2442
                    ----------------------------------------
              (Address, including zip code, and telephone number,
        including area code, of registrant's principal executive offices)

                                 Shawn Phillips
                        1350 Independence St., Suite 300
                               Lakewood, CO 80215
                                 (303) 736-2442
                      ------------------------------------
               (Name, address, including zip code, and telephone
                                     number,
                   including area code, of agent for service)

                                   Copies to:

                              William T. Hart, Esq.
                                Hart & Hart, LLC
                               1624 Washington St.
                                Denver, CO 80203
                                 (303) 839-0061

      As soon as practicable after the effective date of this Registration
       Statement (Approximate date of commencement of proposed sale to the public)

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933 check the following box: [X]

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [ ]

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [ ]

If this Form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [ ]

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company. See the definitions of "large accelerated filer," "accelerated filer" and "smaller reporting company" in Rule 12b2 of the Exchange Act.

Large accelerated filer [ ]                     Accelerated filer [ ]
Non-accelerated filer [ ]                       Smaller reporting company [X]
(Do not check if a smaller reporting company)



                         CALCULATION OF REGISTRATION FEE

Title of each                      Proposed      Proposed
 Class of                          Maximum       Maximum
Securities            Amount       Offering      Aggregate          Amount of
   to be               to be       Price Per     Offering         Registration
Registered           Registered    Share (1)       Price             Fee
----------           ----------   -----------   -------------     ------------

Common stock (2)
--------------------------------------------------------------------------------

Total                4,130,050         $2.50     $10,325,125       $1,330
------------------------------------------------------------------------------

(1)  Offering  price  computed in  accordance  with Rule 457 (c).
(2) Shares of common stock offered by selling shareholders.

     Pursuant  to  Rule  416,   this   Registration   Statement   includes  such
indeterminate number of additional securities as may be required for issuance as a result of any stock dividends, stock splits or similar transactions.

     The registrant hereby amends this Registration Statement on such date or dates as may be necessary to delay its effective date until the registrant shall file a further amendment which specifically states that this Registration Statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of l933 or until the Registration Statement shall become effective on such date as the Commission, acting pursuant to said Section 8(a), may determine.

PROSPECTUS


                                STRAINWISE, INC.
                                  Common Stock


     By means of this prospectus a number of our shareholders are offering to sell up to 2,517,700 shares of our common stock, as well as up to 1,612,350 shares of our common stock issuable upon the exercise of outstanding warrants.

     Our common stock is traded on the OTC Bulletin Board under the symbol "FHGR". On September 11, 2014, the closing price of our common stock was $2.00.

     The   shares   owned   by   selling   shareholders   may  be  sold  in  the
over-the-counter market, or otherwise, at prices and terms then prevailing or at prices related to the then current market price, or in negotiated transactions.

     We will not receive any proceeds from the sale of the common stock by the selling stockholders.

     Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or passed upon the accuracy or adequacy of this prospectus. Any representation to the contrary is a criminal offense.


     THESE SECURITIES ARE SPECULATIVE AND INVOLVE A HIGH DEGREE OF RISK. FOR A DESCRIPTION OF CERTAIN IMPORTANT FACTORS THAT SHOULD BE CONSIDERED BY
PROSPECTIVE  INVESTORS,   SEE  "RISK  FACTORS"  BEGINNING  ON  PAGE  5  OF  THIS
PROSPECTUS.


                The date of this prospectus is ___________, 2014.

                               PROSPECTUS SUMMARY

     We provide the following services to the eight retail marijuana outlets and one marijuana cultivation and growing facility owned by our Chief Executive
Officer:

     o    Branding, marketing, administrative and consulting;

     o    Accounting and financial;

     o    Compliance.

     In addition to the foregoing, we plan to:

     o provide nutrients and other cultivation supplies to licensed marijuana growers;

     o provide loans to individuals and business involved in the marijuana industry; and

     o    lease equipment and facilities to licensed marijuana growers.

     We plan to make these services available to retail stores and cultivation and growing facilities in the regulated marijuana industry throughout the United States.

     We do not grow marijuana plants, produce marijuana infused products, sell marijuana plants and/or sell marijuana infused products of any nature.

The Offering

     By means of this prospectus a number of our shareholders are offering to sell up to 2,517,700 shares of our common stock, as well as up to 1,612,350 shares of our common stock issuable upon the exercise of outstanding warrants.

     See the section of this prospectus entitled "Selling Shareholders" for more information.

     The purchase of the securities offered by this prospectus involves a high degree of risk. Risk factors include the lack of any relevant operating history, losses since we were incorporated, the possible need for us to sell shares of our common stock to raise capital and our auditors, in their report on our financial statements for the year ended January 31, 2014 and the period ended January 31, 2013 expressed substantial doubt as to our ability to continue in business. See the "Risk Factors" section of this prospectus below for additional Risk Factors.

     As of the date of this prospectus, we had 26,948,884 outstanding shares of common stock.

Forward-Looking Statements

     This prospectus contains or incorporates by reference forward-looking statements, concerning our financial condition, results of operations and business. These statements include, among others:

     o statements concerning the benefits that we expect will result from the business activities that we contemplate; and

     o statements of our expectations, beliefs, future plans and strategies, anticipated developments and other matters that are not historical facts.

     You can find many of these statements by looking for words such as "believes", "expects", "anticipates", "estimates" or similar expressions used in this prospectus.

     These forward-looking statements are subject to numerous assumptions, risks and uncertainties that may cause our actual results to be materially different from any future results expressed or implied in those statements. Because the statements are subject to risks and uncertainties, actual results may differ materially from those expressed or implied. We caution you not to put undue reliance on these statements, which speak only as of the date of this prospectus.

     To the extent, the information contained in this prospectus, changes in any material respect, we will amend this prospectus.

                                  RISK FACTORS

     This section discloses all material risks known to us. We do not make, nor have we authorized any other person to make, any representation about the future market value of our common stock. In addition to the other information contained in this registration statement, the following factors should be considered carefully in evaluating an investment in our securities. If any of the risks discussed below materialize, our current and intended business could fail and our common stock could decline in value or become worthless.

Risks about our Business

     We have a limited operating history and may never be profitable. Since we recently commenced operations under our new business plan, it is difficult for potential investors to evaluate our business. We will need to raise additional capital in order to fund our operations. There can be no assurance that we will be profitable or that our shares will have any value.

     There is substantial doubt about our ability to continue as a going concern. Our financial statements have been prepared on a going concern basis, which assumes that we will be able to realize our assets and discharge our liabilities in the normal course of business for the foreseeable future. We incurred a loss since inception $(119,100) resulting in an accumulated deficit of $(119,000) as of April 30, 2014, and further losses are anticipated in the development of our business.

     Our ability to continue as a going concern is dependent upon our becoming profitable in the future and/or obtaining the necessary financing to meet our obligations and repay our liabilities arising from normal business operations when they come due. There is no guarantee that we will be successful in achieving these objectives.

     All of our current agreements to provide our services are with affiliated entities, and were not negotiated at arm's length. Since all of our agreements to provide services are with affiliated entities and were not negotiated at arm's length, there is no assurance that others engaged in the marijuana industry will view the terms and conditions of these agreements and services as reasonable or fair, which could substantially inhibit our ability to fulfill our business model and grow. Further, disagreements that may arise among our affiliated entities could result in the termination of our current agreements, which could cause our business to fail.


     We are dependent on entities controlled by affiliates for all of our revenue. As of the date of this prospectus, all of our revenue was derived from companies controlled by Shawn Phillips and Erin Phillips, two of our officers and directors. Our business would suffer, and may fail, if Mr. and Mrs. Phillips were unable to meet their financial commitments to us.


     Our failure to obtain capital may significantly restrict our proposed operations. We need capital to operate and fund our business plan. We do not know what the terms of any future capital raising may be; however, any future sale of our equity securities will dilute the ownership of existing stockholders and could be at prices substantially below the price of our shares of common stock in any pubic market that may exist for such shares. The failure of us to obtain such capital as required may result in the slower implementation of our business plan or our inability to continue our business.

     Our business is dependent on laws pertaining to the marijuana industry. Continued development of the marijuana industry is dependent upon continued legislative authorization of marijuana at the state level. Any number of factors could slow or halt progress in this area. Further, progress, while encouraging, is not assured. While there may be ample public support for legislative action, numerous factors impact the legislative process. Any one of these factors could slow or halt the lawful public use of marijuana, which would negatively impact our proposed business.

     As of August 31, 2014, 21 states and the District of Columbia allow their citizens to use Medical Marijuana. Additionally, voters in the states of Colorado and Washington approved ballot measures last November to legalize cannabis for adult use. The state laws are in conflict with the federal Controlled Substances Act, which makes marijuana use and possession illegal on a national level. The Obama administration has effectively stated that it is not an efficient use of resources to direct law federal law enforcement agencies to prosecute those lawfully abiding by state-designated laws allowing the use and distribution of medical marijuana. However, there is no guarantee that the administration will not change its stated policy regarding the low-priority enforcement of such federal laws. Additionally, any new administration that follows could change this policy and decide to enforce the federal laws strongly. Any such change in the federal government's enforcement of current federal laws or the enactment of new or more restrictive laws could cause significant financial damage to us and our shareholders.

     Further, and while we do not intend to harvest, distribute or sell cannabis, by leasing facilities to growers of marijuana, we could be deemed to be participating in marijuana cultivation, which remains illegal under federal law, and may expose us to potential criminal liability, with the additional risk that our properties could be subject to civil forfeiture proceedings.

     The marijuana industry faces strong opposition. It is believed by many that large well-funded businesses may have a strong economic opposition to the marijuana industry. We believe that the pharmaceutical industry clearly does not want to cede control of any product that could generate significant revenue. For example, medical marijuana will likely adversely impact the existing market for the current "marijuana pill" sold by mainstream pharmaceutical companies. Further, the Medical Marijuana industry could face a material threat from the pharmaceutical industry, should marijuana displace other drugs or encroach upon the pharmaceutical industry's products. The pharmaceutical industry is well funded with a strong and experienced lobby that eclipses the funding of the Medical Marijuana movement. Any inroads the pharmaceutical industry could make in halting or impeding the marijuana industry could have a detrimental impact on our proposed business.

     Marijuana remains illegal under Federal law. Marijuana is a Schedule-I controlled substance and is illegal under federal law. Even in those states in which the use of marijuana has been legalized, its use remains a violation of federal law. Since federal law criminalizing the use of marijuana preempts state laws that legalize its use, strict enforcement of federal law regarding marijuana would likely result in our inability to proceed with our business plan and could cause us to cease our business.

     Laws and regulations affecting the marijuana industry are constantly changing, which could detrimentally affect our proposed operations. Local, state and federal marijuana laws and regulations are broad in scope and subject to evolving interpretations, which could require us to incur substantial costs associated with compliance or alter our business plan. In addition, violations of these laws, or allegations of such violations, could disrupt our business and result in a material adverse effect on our operations. In addition, it is possible that regulations may be enacted in the future that will be directly applicable to our proposed business. We cannot predict the nature of any future laws, regulations, interpretations or applications, nor can we determine what effect additional governmental regulations or administrative policies and procedures, when and if promulgated, could have on our business.

     Potential competitors could duplicate our business model. There are limited aspects of our business which are protected by patents, copyrights, trademarks or trade names. As a result, potential competitors could duplicate our business model with little effort.

     We are dependent on our management and the loss of any of our officers could harm our business. Our future success depends largely upon the experience, skill, and contacts of our officers. The loss of the services of these officers may have a material adverse effect upon our business.

Risks about our Common Stock

     Disclosure requirements pertaining to penny stocks may reduce the level of trading activity in the market for our common stock and investors may find it difficult to sell their shares. Trading of our common stock will be subject to

Rule 15g-9 of the Securities and Exchange Commission, which rule imposes certain requirements on broker/dealers who sell securities subject to the rule to persons other than established customers and "accredited investors." For transactions covered by the rule, brokers/dealers must make a special suitability determination for purchasers of the securities and receive the purchaser's written agreement to the transaction prior to sale. The Securities and Exchange Commission also has rules that regulate broker/dealer practices in connection with transactions in "penny stocks". Penny stocks generally are equity securities with a price of less than $5.00 (other than securities registered on certain national securities exchanges or quoted on the NASDAQ system, provided that current price and volume information with respect to transactions in that security is provided by the exchange or system). The penny stock rules require a broker/dealer, prior to a transaction in a penny stock not otherwise exempt from the rules, to deliver a standardized risk disclosure document prepared by the Securities and Exchange Commission that provides information about penny stocks and the nature and level of risks in the penny stock market. The broker/dealer also must provide the customer with current bid and offer quotations for the penny stock, the compensation of the broker/dealer and its salesperson in the transaction and monthly account statements showing the market value of each penny stock held in the customer's account. The bid and offer quotations, and the broker/dealer and salesperson compensation information, must be given to the customer orally or in writing prior to effecting the transaction and must be given to the customer in writing before or with the customer's confirmation.

     There is no established public market for our common stock, and any market that may develop could be volatile. There is currently no established public market for our common stock, and no assurance can be given that any established public market for our shares will commence, or if one does commence, that it will continue, in any respect. Interest in our common stock may not lead to a liquid trading market, and the market price of our common stock may be volatile. The following may result in short-term or long-term negative pressure on the trading price of our shares, among other factors:

     o Conditions and publicity regarding the life settlement market and related regulations generally;

     o Price and volume fluctuations in the stock market at large, which do not relate to our operating performance; and

     o Comments by securities analysts or government officials, including those with regard to the viability or profitability of the life settlement industry generally or with regard to our ability to meet market expectations.

     The stock market has from time to time experienced extreme price and volume fluctuations that are unrelated to the operating performance of particular companies.

     We are an "emerging growth company," subject to less stringent reporting and regulatory requirements of other publicly-held companies, and this status may have an adverse effect on our ability to attract interest in our common stock. We are an "emerging growth company" as defined in the Jumpstart Our Business Startups Act of 2012, or "JOBS Act." As long as we remain an "emerging growth company," we may take advantage of certain exemptions from various reporting and regulatory requirements that are applicable to other public companies that are not an "emerging growth company." We cannot predict if investors will find our common stock less attractive if we choose to rely on these exemptions. If some investors find our common stock less attractive as a result of any choices to reduce future disclosure, there may be a less active trading market for our common stock and our stock price may be more volatile.

     Our management, who are husband and wife, own approximately 94.7% of our outstanding common stock and could elect all of our directors who in turn elect all of our officers. This percentage of stock ownership is significant in that it could carry any vote on any matter requiring stockholder approval, including the subsequent election of directors, who in turn elect all officers. As a result, these persons effectively control the Company, regardless of the vote of other stockholders. As a result, other stockholders may not have an effective voice in our affairs. See the section of this prospectus captioned "Principal Shareholders". This percentage does not include shares underlying outstanding options or warrants that can be exercised within 60 days.

     Future sales of our common stock could adversely affect our stock price and our ability to raise capital in the future, resulting in our inability to raise required funding for our operations. Future sales of substantial amounts of our common stock could harm any market that develops in our common stock. This also could harm our ability to raise capital in the future. Of the 1,307,000 shares of our common stock that are freely tradable, approximately 284,000 of such shares are subject to Lock-Up/Leak-Out Agreements, and no public resale of any of these securities can be made until November 19, 2014 report (the "Lock-Up Period"); thereafter, each of holder of these shares of common stock can publicly sell 1/6th of his, her or its respective holdings during each of the next six consecutive months, in "broker's transactions" and in compliance with the "manner of sale" requirements of Securities and Exchange Commission Rule 144, all on a non-cumulative basis, meaning that if no common stock was sold during any such monthly period while common stock was qualified to be sold, such shares of common stock cannot be sold in the next successive monthly period (the "Leak-Out Period"). Notwithstanding the foregoing, the Company can waive these requirements, pro rata, if it determines in good faith that these agreements may have an adverse effect on any public market for our common stock that exists at the time of any such determination. Any sales of substantial amounts of our common stock in the public market, or the perception that those sales might occur, could harm the market price, if any, of our common stock. See the section of this prospectus captioned "Market Price of Common Stock" and "Principal Shareholders". Further, certain stockholders have registration rights under which we will be required to register their shares for resale with the Securities and Exchange Commission; these shares or any registered securities we may register can also have an adverse effect on any market for our common stock.

     We will not solicit the approval of our stockholders for the issuance of authorized but unissued shares of our common stock unless this approval is deemed advisable by our Board of Directors or is required by applicable law, regulation or any applicable stock exchange listing requirements. The issuance of any additional shares of our common stock could dilute the value of our outstanding shares of common stock.

                           MARKET FOR OUR COMMON STOCK

     Our common stock is quoted on the OTC Bulletin Board under the trading symbol "FHGR". There has been very limited trading of our common stock since trading began on August 29, 2014.

     With the exception of the 25,641,884 shares issued in connection with the acquisition of Strainwise Colorado, all outstanding shares of our common stock have satisfied the resale requirements of Securities and Exchange Commission Rule 144.

     The resale of the shares that we are registering for resale could have a substantial adverse effect on any market for our common stock. See the "Selling Shareholders" section of this prospectus for more information.

     Holders of our common stock are entitled to receive dividends as may be declared by the Board of Directors. Our Board of Directors is not restricted from paying any dividends but is not obligated to declare a dividend. No cash dividends have ever been declared and it is not anticipated that cash dividends will ever be paid. We currently intends to retain any future earnings to finance future growth. Any future determination to pay dividends will be at the discretion of our directors and will depend on our financial condition, results of operations, capital requirements and other factors the board of directors considers relevant.

     Our Articles of Incorporation authorize the Board of Directors to issue up to 5,000,000 shares of preferred stock. The provisions in the Articles of Incorporation relating to the preferred stock allow directors to issue preferred stock with multiple votes per share and dividend rights, which would have priority over any dividends paid with respect to the holders of common stock. The issuance of preferred stock with these rights may make the removal of management difficult even if the removal would be considered beneficial to shareholders generally, and will have the effect of limiting shareholder participation in certain transactions such as mergers or tender offers if these transactions are not favored by management.

     As of September 12, 2014, and giving effect to the acquisition of Strainwise Colorado, we had approximately 138 shareholders of record and 26,948,884 outstanding shares of common stock.

                MANAGEMENT'S DISCUSSION AND ANALYSIS OF FINANCIAL
                       CONDITION AND RESULTS OF OPERATION

     The following discussion should be read in conjunction with the financial statements of Strainwise included as part of this registration statement.

     On August 19, 2014 the Company acquired approximately 90% of the outstanding shares of Strainwise, Inc., a Colorado corporation in exchange for 23,124,184 shares of the Company's common stock. On September 12, 2014 the Company acquired the remaining outstanding shares of Strainwise Colorado in exchange for 2,517,700 shares of the Company's common stock.

     Although, from a legal standpoint, the Company acquired Strainwise on August 19, 2014, for financial reporting purposes the acquisition of Strainwise constituted a recapitalization, and the acquisition will be accounted for similar to a reverse merger, whereby Strainwise was deemed to have acquired the Company.

     Strainwise was incorporated in Colorado as a limited liability company on June 8, 2012, and converted to a Colorado corporation on January 16, 2014.

     However, Strainwise did not begin operations until January 1, 2014, when it began providing branding and fulfillment services to five grow facilities and eight retail stores (seven of which sell recreational and medical marijuana to the public and one of which only sells medical marijuana to the public) (collectively the "Affiliated Entities") owned by Shawn Phillips, an officer and director of the Company. As a result, comparison of Strainwise's operating results for the year ended January 31, 2014, and the three months ended May 31, 2014, would not be meaningful.

     Since January 1, 2014, Strainwise has been providing branding and fulfillments services to the marijuana retail stores and grow facilities owned by Mr. Phillips. As of August 31, 2014 Strainwise was not providing services to any other entities.

     Strainwise's operating expenses, as a % of revenue, for the year ended January 31, 2014, were 89%. Strainwise's operating expenses, as a percentage of revenue, for the three months ended April 30, 2014, were 107%. The increase in expenses vs. revenue during the three months ended April 30, 2014 was the result of increased compensation expenses, increased occupancy costs for new grow facilities, and interest expense.

     The Company's estimated capital requirements for the twelve months ending July 31, 2015 are as follows: (i) approximately $750,000 for lease payments and operational costs to develop a 65,000 square foot grow facility located in the metro Denver area, (ii) approximately $300,000 to $500,000 for additional equipment such as grow lights, electrical upgrades, generators and air conditioning and (iii) approximately $2,181,500 for payments on our four operating leases.

     When the grow facility is completed, the Company will lease the facility to affiliated dispensaries.

     As of August 31, 2014, 2014, the Company's operating expenses, excluding payments required for its operating leases, were approximately $153,000 per month.

     Between March 15, 2014 and August 19, 2014, Strainwise Colorado sold 2,224,700 units, at a price of $1.00 per unit, to a group of private investors. Each unit consisted of one share of Strainwise's common stock and one warrant. Every two warrants entitle the holder to purchase one share of Strainwise's common stock at a price of $5.00 per share at any time prior to January 31, 2019. When the Company acquires the remaining shares of Strainwise pursuant to the short form merger, the Company will exchange its warrants for the outstanding Strainwise warrants. The warrants to be issued by the Company will have the same terms as the Strainwise warrants.

     On March 20, 2014 the Company borrowed $850,000 from an unrelated third party. The loan bears interest at 25% per year, payable monthly, and matures on September 21, 2014. On July 16, 2014, the terms of the loan were amended such that $200,000 of the loan was converted into 293,000 shares of the Company's common stock and the Company agreed to pay the remaining balance of the loan ($325,000), plus accrued interest and a prepayment penalty of $11,250, prior to July 29, 2014. The $850,000 loan was used (i) to secure approximately $217,800 of deposits for the future rental and/or purchase of grow facilities to lease to growers in the industry, (ii) to acquire approximately $175,000 of cultivation equipment (iii) to make approximately $63,500 of tenant improvements to grow facilities under lease, (iv) to pay approximately $373,000 of principal and interest to the note holder, and (v) to pay other miscellaneous expenses

     As of August 31, 2014, the Company had borrowed $499,500 from Shawn Phillips. The loan from Mr. Phillips does not bear interest, is not secured, and is due on demand. The amount borrowed from Mr. Phillips was used primarily for the following: (i) approximately $241,000 for payroll, (ii) approximately $99,500 for nutrient purchases, (iii) approximately $82,000 for occupancy costs and (iv) approximately $34,300 for general and administrative expenses.

Contractual Obligations

     The future minimum payments under the terms of the Company's material contractual obligations are shown below.


                                      Year Ending January 31,
                      -----------------------------------------------
 Description          2015         2016        2017        2018      2019       Thereafter
 -----------          ----         ----        ----        ----      ----       ----------

 Corporate office
    lease           $ 59,900     $ 67,400     $ 52,700         $ --        $ --       $ --

 Operating Leases  2,121,600    7,208,600    7,265,000    7,476,700   7,585,400  8,123,400
                 -----------  -----------  -----------  ----------- -----------  ---------

          Total:  $2,181,500  $7,276,000    $7,317,700   $7,476,700  $7,585,400 $8,123,400

     The Company will need to raise enough capital to fund its operations until it is able to earn a profit. The Company does not know what the terms of any future capital raising may be but any future sales of the Company's equity securities will dilute the ownership of existing stockholders and could be at prices below the market price of the Company's common stock. The inability of the Company to obtain the capital which it requires may result in the failure of the Company. The Company does not have any commitments from any person to provide the Company with capital.

Trends

     The factors that will most significantly affect the Company's future operating results, liquidity and capital resources will be:

     o    Government regulation of the marijuana industry;

     o    Revision of Federal banking  regulations  for the marijuana  industry;
          and

     o Legalization of recreational marijuana in states other than Colorado and Washington.

     Other than the foregoing, the Company does not know of any trends, events or uncertainties that have had, or are reasonably expected to have, a material impact on:

     o    revenues or expenses;

     o    any material increase or decrease in liquidity; or

     o    expected sources and uses of cash.

Critical Accounting Policies and New Accounting Pronouncements

     See Notes 1 and 8 to the financial statements included as part of this registration statement, for a description of the Company's critical accounting policies and the potential impact of the adoption of any new accounting pronouncements.

                                    BUSINESS

     On August 19, 2014, pursuant to an Agreement to Exchange Securities (the "Agreement"), we acquired approximately 90% of the outstanding common stock of Strainwise, Inc., a Colorado corporation ("Strainwise Colorado"), in exchange for 23,124,184 shares of our common stock.

     In connection with the acquisition:

     o we caused 1,038,000 shares of our outstanding common stock to be cancelled;

     o Shawn Phillips was appointed a director and the Chief Executive Officer of the Company;

     o Erin Phillips was appointed a director and the President, and Principal Financial and Accounting Officer of the Company;

     o David Modica was appointed a director and Manager of Quality Control and a director of the Company;

     o Shane Thueson, Nicholl Doolin and John Winchester, resigned as officers and directors of the Company; and

     o the Company sold its motion picture film business and related assets to Shane Thueson.

     On September 5, 2014 we changed our name to Strainwise, Inc.

     On September 12, 2014 we acquired the remaining outstanding shares of Strainwise Colorado in exchange for the issuance of 2,517,000 shares of our common stock. In connection with this transaction:

     o we issued 1,112,350 Series A warrants to former Strainwise Colorado shareholders in exchange for a like number of warrants held by the former Strainwise Colorado shareholders. The Series A warrants we issued have the same terms as the warrants exchanged by the former Strainwise Colorado shareholders (exercise price: $5.00 per share/expiration date: January 31, 2019).

     o we issued 500,000 warrants to one non-affiliated person in exchange for a like number of warrants held by the former Strainwise Colorado warrant holder. The warrants we issued have the same terms as the warrants exchanged by the former Strainwise Colorado warrant holder (exercise price: $0.10 per share/expiration date: January 31, 2019).

     Unless otherwise indicated, all references to us include the operations of Strainwise Colorado.

     As a result of the acquisition of Strainwise Colorado, we now provide services to the regulated marijuana industry.

     Presently, cannabis production and sales are largely the domain of "mom-and-pop" operations that are not as large as they could be since marijuana remains illegal under federal law and banks and credit card companies are prohibited from processing marijuana business transactions according to applicable federal rules and regulations. However, working within state guidelines, entrepreneurs are moving forward with ambitious cannabis business strategies. Management believes the current group of retail and cannabis production companies see potential for increased sales and profits, especially if they can transition these mom-and-pop operations to mid-sized businesses, and subsequently transition the mid-sized businesses to larger, national brands.

     Shawn Phillips, the founder of Strainwise, owns seven recreational marijuana retail stores, one medical marijuana store, and three sophisticated and efficient product cultivation ("grow") facilities, which collectively contain approximately 80,000 square feet of growing space (the "Affiliated Entities"). The eight retail stores have been in operation as medical marijuana, and subsequently, retail marijuana outlets, for between one and three years.

     As a result of the ownership and operation of their own retail marijuana stores and growing facilities, Shawn Phillips, and his wife Erin, are aware that the operators of many of the potential client stores need the services the Company plans to provide. Such services are presently beyond the reach (both financially and operationally) for a large majority of retail owners. The mom-and-pop owners do not have sufficient economies of scale, nor the level of management sophistication and background to enable them to fully leverage their business opportunity within the marijuana industry.

     Our branding and  fulfillment  services are provided  under Master  Service
Agreements:

     o Branding, Marketing and Administrative Consulting Services: Customers may contract with us to use the Strainwise name, logo and affinity images in their retail store locations. A monthly fee permits our branding customer to use the Strainwise brand at one specific location. In addition, we will assist operators in marketing and managing their businesses, setting up new retail locations and general business planning and execution at an hourly rate. This includes services to establish an efficient, predictable production process, as well as, nutrient recipes for consistent and appealing marijuana strains.

     o Accounting and Financial Services: For a monthly fee, we provide our customers with a fully implemented general ledger system, with an industry centric chart of accounts, which enables management to readily monitor and manage all facets of a marijuana medical dispensary, retail store and grow facility. We provide bookkeeping, accounts payable processing, cash management, general ledger processing, financial statement preparation, state and municipal sales tax filings, and state and federal income tax compilation and filings on behalf of the Company and the Captive Stores on an ongoing basis.

     o Compliance Services: The rules, regulations and state laws governing the production, distribution and retail sale of marijuana can be complex, many times obtuse, and may prove cumbersome with which to comply. Thus, customers may contract with us to implement a compliance process, based upon the number and type of licenses and permits for their specific business. We provide this service on both an hourly rate and stipulated monthly fee.

     o Nutrient Supplier: The Company presently is one of the larger, single purchasers of nutrients and other cultivation supplies for the sole purpose of growing marijuana. As a result, we are able to make bulk purchases with price breaks, based upon volume. We serve as a sole source nutrient purchasing agent and distributor with pricing based upon our bulk purchasing power.

     o Lending: We will provide loans to individuals and businesses in the cannabis industry. However, Colorado State law does not allow entities operating under a cannabis license to pledge the assets or the license of the cannabis operation for any type of general borrowing activity. Thus, our lending will be on an unsecured basis, with reliance on a personal guarantee of the borrower.

     o Lease of Grow Facilities and Equipment: We lease grow equipment and facilities on a turn-key basis to customers in the cannabis industry. We will also enter into sale lease backs of grow lights, tenant improvements and other grow equipment.

     The Company presently provides these branding and fulfillment services to the eight retail marijuana outlets and one grow facility owned by Shawn Phillips. The Company plans to make these services available to independent retail stores and grow facilities in the regulated marijuana industry throughout the United States.

     The Company does not grow marijuana plants, produce marijuana infused products, sell marijuana plants and/or sell marijuana infused products of any nature.

Operating Leases

     On March 7, 2014, we leased a grow facility containing approximately 26,700 square feet ("Custer Lease") for a term of five years commencing on April 1, 2014. Under the terms of the lease, we paid a security deposit of $29,200. The lessor will provide all of the tenant improvements that will enable the continuous cultivation of marijuana plants under 459 grow lights.

     On April 1, 2014, we leased a grow facility containing approximately 65,000 square feet ("51st Ave Lease") for a term of five years and nine months, commencing on August 17, 2014. Under the terms of the lease, we are obligated to pay a security deposit of $150,000, one-third of which was paid upon the execution of the lease, the second third of which is due and payable after the first harvest or by October 1, 2014, and the final third of which is due and payable after the second harvest or by December 1, 2014. The lessor will provide all of the tenant improvements that will enable the continuous cultivation of marijuana plants under 1,680 grow lights.

     On April 22, 2014, we leased a grow facility containing approximately 38,000 square feet ("Nome Lease") for a term of seven years, commencing on April 22, 2014. Under the terms of the lease, we paid a security deposit of $133,679. The lessor will provide all of the tenant improvements that will enable the continuous cultivation of marijuana plants under 800 grow lights.

     On June 10, 2014, we leased a grow facility containing approximately 113,000 square feet ("32nd Ave Lease") for a term of five years and nine months, commencing on July 1, 2014. Under the terms of the lease, we paid a security deposit of $250,000, $150,000 of which was paid upon the execution of the lease, and $100,000 of which will be paid when a certificate of occupancy is issued (expected in early 2015). The lessor will provide all of the tenant improvements that will enable the continuous cultivation of marijuana plants under 1,936 grow lights.

     We have the option to renew the leases described above at the end of their terms at mutually agreed upon rates. There are no options to purchase the properties underlying these leases.

     The future minimum payments under the terms of the Operating Leases are shown below.

                            Lease Payments Due During
                                Year Ending January 31,
----------------------------------------------------------------------
Lease               2015       2016        2017      2018        2019    Thereafter
                    ----       ----        ----      ----        ----    ----------

 Custer            59,800     652,900    626,000    481,700      214,700       2,400
 51st Ave.      1,058,700   2,616,600  2,662,000  2,772,900    2,893,900   3,206,500
 Nome             445,600     549,100    568,100    587,200      625,400   1,289,100

 32nd Ave.       557,500    3,390,000  3,408,900  3,634,900    3,851,400   3,625,400
                 --------  ---------- ---------- ---------- ------------  ---------
      Total    $2,121,600  $7,208,600 $7,265,000 $7,476,700   $7,585,400  $8,123,400
               ==========  ========== ========== ==========  ===========  ==========

     We will sublease the grow facilities described above to the Affiliated Entities for their grow operations. We expect to charge the Affiliated Entities approximately 140% of the amount we pay the leasors of these properties.

Master Service Agreements

     We provide branding and fulfillment services to eight retail marijuana stores and one cultivation and growing facility owned by Mr. Phillips.

     Pursuant to the terms of these agreements, the marijuana stores and grow facility collectively pay us $81,500 each month for branding, marketing, administration, accounting and compliance services. We also supply nutrients to the one grow facility at a 90% mark-up to our cost for the nutrients.

     Our agreements with the marijuana outlets and grow facility expire on December 31, 2023.

Market Conditions

     In Colorado (with 5.1 million residents), the 2013 medical marijuana market, with approximately 500 licensed dispensaries and 110,000 legal medical users, is believed to be approximately $200,000,000.

     In January 2014, the market was expanded in Colorado to allow adult use, including adult visitors from other states, of marijuana for recreational purposes. Voters in Washington State recently approved a ballot measure to legalize cannabis for adult use. Many experts predict that other states will follow Colorado and Washington in enacting legislation or approving ballot measures that expand the permitted use of cannabis.

     While projections vary widely, many believe that, as a result of the legalization of recreational marijuana in 2014, the Colorado medical and recreational market combined will reach $600,000,000 (according to Colorado State University).

     One study of the marijuana industry predicts that by 2018, it will be a $10 billion industry, according to the January 8, 2014, article in the Huffington Post. These numbers may be conservative when one considers that the alcohol and tobacco industries are both $300 billion plus industries.

Government Regulation

     Marijuana is a Schedule-I controlled substance and is illegal under federal law. Even in those states in which the use of marijuana has been legalized, its use remains a violation of federal law.

     A Schedule I controlled substance is defined as a substance that has no currently accepted medical use in the United States, a lack of safety for use under medical supervision and a high potential for abuse. The Department of Justice defines Schedule 1 controlled substances as "the most dangerous drugs of all the drug schedules with potentially severe psychological or physical dependence." If the federal government decides to enforce the Controlled Substances Act in Colorado with respect to marijuana, persons that are charged with distributing, possessing with intent to distribute, or growing marijuana could be subject to fines and terms of imprisonment, the maximum being life imprisonment and a $50 million fine.

     As of August 31, 2014, 21 states and the District of Columbia allow their citizens to use Medical Marijuana. Additionally, voters in the states of Colorado and Washington approved ballot measures last November to legalize cannabis for adult use. The state laws are in conflict with the federal Controlled Substances Act, which makes marijuana use and possession illegal on a national level. The Obama administration has effectively stated that it is not an efficient use of resources to direct federal law enforcement agencies to prosecute those lawfully abiding by state-designated laws allowing the use and distribution of medical marijuana. However, there is no guarantee that the administration will not change its stated policy regarding the low-priority enforcement of such federal laws. Additionally, any new administration that follows could change this policy and decide to enforce the federal laws strongly. Any such change in the federal government's enforcement of such current federal laws could cause significant financial damage to the Company and its shareholders. While the Company does not intend to harvest, distribute or sell cannabis, the Company may be irreparably harmed by a change in enforcement by the federal or state governments or the enactment of new and more restrictive laws.

General

     The Company's offices are located at 1350 Independence Street, Suite 300, Lakewood, CO 80215. The Company leases its offices from an entity controlled by Erin Phillips, the President and a director of the Company. The lease is for a 31 month period, commencing in January 2014 for 6,176 square feet at a annual rate of $64,848 for the first 12 months, $67,936 for the subsequent 12 months and $41,431 for the subsequent seven months, payable monthly, through October 31, 2016. As of August 31, 2014, the Company had 10 full time employees and one part time employee.

                                   MANAGEMENT

       Name                   Age      Position
       ----                   ---      --------

      Shawn Phillips           42      Chief Executive Officer and a Director
      Erin Phillips            37      President, Chief Financial and Accounting
                                       Officer and a Director
      David Modica             37      Manager of Quality Control and a Director

     Shawn and Erin Phillips are husband and wife.

     The following is a brief summary of the background of each officer and director including their principal occupation during the five preceding years. All directors will serve until their successors are elected and qualified or until they are removed.

     Shawn Phillips is one of the early pioneers in the marijuana industry in Colorado and is one of the founders of Strainwise. Currently, Shawn owns and holds all of the licenses issued by the State of Colorado for the eight marijuana stores (the "Captive Stores"). In concert with his spouse, Erin Phillips, he has been instrumental in the management of the operations of these stores since the date they were either purchased as an existing retail store or initially opened for medical marijuana sales beginning in 2010. In addition, Shawn oversees the growing facilities which supply the various strains of product to the Captive Stores and other retail operations in Colorado. Prior to 2010 Mr. Phillips was the owner/operator of RLO Realty, a residential and commercial real estate firm (2008-2010), an account executive with Stewart Title Company (2007-2008) and the owner/operator of Legacy Funding, a residential mortgage company (2001-2007). Mr. Phillips holds a B.S in Accounting from Colorado State University, and using his accounting education and experience, his established reliable point-of-sale accounting procedures and financial controls for these stores and the multiple production facilities. Mr. Phillips filed a personal bankruptcy petition in September 2009 and received a discharge in January 2010.

     Erin Phillips has over 17 years of operational and management experience. Erin is one of the early pioneers in the marijuana industry in Colorado and is one of the founders of Strainwise. In concert with her spouse, Shawn Phillips, she has been instrumental in the management of the operations of the eight Captive Stores since the date they were either purchased as an existing retail store, or initially opened for medical marijuana sales beginning in 2010. Erin is responsible for managing the marketing, advertising and promotions at the Captive Stores, and is responsible for establishing and expanding the brand recognition of the Strainwise name and logo throughout the Company's target markets. Prior to establishing Strainwise, Erin spent 13 years in the mortgage industry as a business owner, audit and funding supervisor, title company closer, mortgage loan processer, and loan originator.

     David Modica has been the Quality Control Manager and a director of Strainwise since 2013. In this capacity, he works with the managers of the cultivation and grow facilities owned by Shawn Phillips to maintain the quality of the proprietary strains and marijuana products grown in these facilities. Upon initially joining Strainwise, he was tasked with converting the point-of-sale systems used by the Captive Stores to a more advanced system which can better track all categories of inventory. Prior to joining Strainwise, he was the owner and operator of a residential rental company (2005 to 2013), a web developer for Design Factory International (2003 to 2005), and a web developer/designer for Eastridge Technology (2001 to 2003). Mr. Modica obtained his B.A. from the University of North Carolina at Chapel Hill in 2000, with a degree in Journalism and Mass Communications.

     Shawn Phillips, Erin Phillips and David Modica are not independent as that term is defined in Section 803 of the NYSE MKT Company Guide.

     We do not have a financial expert as that term is defined by the Securities and Exchange Commission.

     Our Board of Directors does not have standing audit, nominating or compensation committees, committees performing similar functions, or charters for such committees. Instead, the functions that might be delegated to such committees are carried out by our Board of Directors, to the extent required. Our Board of Directors believes that the cost of associated with such committees, has not been justified under our current circumstances.

     Given our lack of operations to date, our Board of Directors believes that its current members have sufficient knowledge and experience to fulfill the duties and obligations of an audit committee. None of the current Board members is an "audit committee financial expert" within the meaning of the rules and regulations of the Securities and Exchange Commission. The Board has determined that each of its members is able to read and understand fundamental financial statements and has substantial business experience that results in that member's financial sophistication.

     Our Board of Directors does not currently have a policy for the qualification, identification, evaluation, or consideration of board candidates and does not think that such a policy is necessary at this time, because it believes that, given the limited scope of our operations, a specific nominatingpolicy would be premature and of little assistance until our operations are at a more advanced level. Currently the entire Board decides on nominees.

     Our Board of Directors does not have any defined policy or procedural requirements for shareholders to submit recommendations or nominations for directors. We do not have any restrictions on shareholder nominations under its articles of incorporation or bylaws. The only restrictions are those applicable generally under Utah law and the federal proxy rules. The Board will consider suggestions from individual shareholders, subject to an evaluation of the person's merits. Shareholders may communicate nominee suggestions directly to the Board, accompanied by biographical details and a statement of support for the nominees. The suggested nominee must also provide a statement of consent to being considered for nomination. There are no formal criteria for nominees.

     Our Board of Directors does not have a "leadership structure" since each board member is free to introduce any resolution at any meeting of our directors and is entitled to one vote at any meeting.

     Holders of our common stock may send written communications to our entire board of directors, or to one or more board members, by addressing the communication to "the Board of Directors" or to one or more directors, specifying the director or directors by name, and sending the communication to our offices in Lakewood, Colorado. Communications addressed to the Board of Directors as whole will be delivered to each board member. Communications addressed to a specific director (or directors) will be delivered to the director (or directors) specified.

     Security holder communications not sent to the Board of Directors as a whole or to specified board members will be relayed to board members.

     During the three years ended June 30, 2014 we did not compensate any person for serving as an officer or director.

     The following shows the amounts the Company expects to pay to its officers during the twelve months ending August 31, 2015 and the amount of time these persons expect to devote to the Company.

                                Projected              % of time to be devoted
       Name                   Compensation             to the Company's business
       ----                   ------------             -------------------------

      Shawn Phillips           $160,000                        85%

      Erin Phillips            $180,000                        90%

      David Modica             $ 72,000                        95%

     During the period from inception (June 8, 2012) through April 30, 2014 Strainwise paid the following compensation to its officers:

       Name                     Salary      Bonus       Options      Total
       ----                     ------      -----       -------      -----

       Shawn Phillips         $     --    $    --    $     --      $      --

       Erin  Phillips         $ 22,500    $    --    $     --      $  22,500

       David Modica           $  9,000    $    --    $     --      $   9,000

     The Company's directors serve until the next annual meeting of the Company's shareholders and until their successors have been duly elected and qualified. The Company's officers serve at the discretion of the Company's directors. The Company does not compensate any person for acting as a director. The Company's current officers and directors were elected to their positions in August 2014.

     We do not have any securities authorized for issuance under any equity compensation plans.

Non-Compete Agreements

     Both Shawn and Erin Phillips have entered into non-compete agreements wherein they agreed that during their employment and for a period of five (5) years after termination of their relationship with Strainwise, without the express written consent of Strainwise, they shall not, directly or indirectly
(i) employ, solicit for employment, or recommend for employment any person employed by the Company; (ii) contact or solicit any person or business which was a client of the Company at any time within twelve (12) months before the termination of the employment with Strainwise in connection with any matters similar in nature or related to any business conducted between or contemplated by the Company and such client at any time during their employment with Strainwise; (iii) engage in any present or contemplated business activity that is or may be competitive with the Company (or any part thereof) in the State of Colorado or any other state of the United States of America where the Company (or any part thereof) conducts its business. For purposes of their non-compete agreements, Shawn and Erin Phillips agreed that to engage in a business in competition with the business of the Company, or a "competitive business" shall mean: (i) to be employed by, (ii) own an interest in, (iii) be a consultant to,
(iv) be a partner in (v) or otherwise participate in any business or venture which offers or sells to businesses or persons, cannabis related products or services which are the same as or similar to those which are, at the then applicable time, being offered and sold by the Company (or any part thereof).

Non-Disclosure Agreements

     Both Shawn and Erin Phillips have entered into non-disclosure agreements wherein they agreed not, directly or indirectly, to use, make available, sell, disclose or otherwise communicate to any third party, other than in their assigned duties and for the benefit of the Company, any of the confidential information of Strainwise, either during or after their relationship with Strainwise. They agreed not to publish, disclose or otherwise disseminate suchinformation without prior written approval of an executive officer (other than themselves) of Strainwise. They acknowledged that they are aware that the unauthorized disclosure of Confidential Information of Strainwise may be highly prejudicial to its interests, an invasion of privacy, and an improper disclosure of trade secrets.

     Proprietary and confidential information shall include, but not be limited to:

     1) methods, processes and/or technologies for the growing, cultivation and production of cannabis and marijuana plants and products;

     2)   cannabis business processes, procedures and strategies;

     3)   retail and medical cannabis store operations;

     4)   cannabis branding and fulfillment services;

     5) forecasts, unpublished financial information, budgets, projections, customer lists, and client identities, characteristics and agreements;

     6)   software,  processes,  trade secrets,  computer  programs,  electronic
          codes,  inventions,  innovations,  discoveries,   improvements,  data,
          know-how, and formats;

     7)   business, marketing, and strategic plans;

     8) information about costs, profits, markets, sales, contracts and lists of clients and referral sources;

     9)   employee personnel files and compensation information;

     10)  customer lists and names of customer contact personnel; and

     11)  customer terms, information, payments and data.

Exchange Option and Mandatory Exchange

     Shawn and Erin Phillips have granted an option to the Company that entitles the Company to acquire the eight marijuana stores (the "Captive Stores") now owned and that may become owned by Mr. or Mrs. Phillips in the future ("Exchange Option"). The Exchange Option may be exercised by the Company anytime within a six month period from the date that laws or regulations permit the Company to own all or a part of the Captive Stores.

     Upon the exercise of the Exchange Option, the Phillips will be obligated to exchange the Captive Stores (or such percentage interest in the Captive Store that the Company can legally acquire) for shares of the Company's common stock (the "Exchange Shares").

     The number of the Exchange Shares to be issued to the Phillips will be determined by the following formula:

      5 x A x B
      ---------
          C

  Where:

     A = the combined EBITDA of the Captive Stores for the immediately preceding twelve (12) month period from the date the Exchange Option is exercised.

     B = The percentage in the Captive Stores that can be acquired by the Company.

     C  =  the average closing price on the Pink Sheets, OTC Bulletin Board,
           NASDAQ, or NYSE/MKT for the ninety (90) days preceding the date the Exchange Option is exercised;

     Combined EBITDA will be determined using generally accepted accounting principles, consistently applied.

     Notwithstanding the above, the number of Exchange Shares will be reduced, if necessary, such that, following the issuance of the Exchange Shares, the total number of shares of the Company's common stock owned by the Phillips, together with any shares issuable upon the exercise of any option or warrants held by the Phillips, or any shares issuable upon the conversion of any securities owned by the Phillips, will not exceed 85% of the Company's outstanding shares of common stock.

     Any advances to the Phillips and/or accounts receivable from the Phillips, or any distributions to them in excess of the capital account of any Captive Store at the time of the completion of the exchange, will (i) be personally guaranteed by both Shawn and Erin Phillips, (ii) will be payable 36 months from the date of the completion of the exchange, and (iii) will bear interest, to be adjusted monthly, at the LIBOR rate plus 3%.

     If the Exchange Option is exercised, the following is an example of the number of Exchange Shares to be issued to the Phillips, assuming the Company can legally acquire a 50% interest in the Captive Stores:

     o    Combined EBITDA for the immediately preceding twelve (12) month period
          - $80,000,000; o Fifty percent of the combined EBITDA - $80,000,000 X 50% = $40,000,000;

     o    Combined EBITDA multiplied by 5 times - 40,000,000 X 5 = 200,000,000;

     o    Average  market price for the preceding  ninety (90) day period - $20;
          and

     o    Number of Exchange Shares to be issues to Phillips - 10,000,000

     In the event the  Captive  Stores  are not owned  equally by Erin and Shawn
Phillips:

     o the Exchange Shares to be issued to Erin Phillips will be based upon the percentage of the combined EBITDA of the Captive Stores owed by Erin Phillips; and

     o the Exchange Shares to be issued to Shawn Phillips will be based upon the percentage of the combined EBITDA of the Captive Stores owed by Shawn Phillips

     The Exchange Shares will be "restricted shares", as that term is defined in Rule 144 of the Securities Exchange Commission. At the option of the holder of the Exchange Shares, the Exchange Shares will be included in the first registration statement filed by the Company with the Securities and Exchange Commission following the exercise of the Exchange Option, excluding any registration statement on Form S-4, S-8, or any other inapplicable form (the "piggy-back" registration rights). Notwithstanding the above, the underwriter of any public offering conducted by the Company may limit the Exchange Shares which may be sold due to market conditions.

     No shareholder of the Company will be granted piggyback registration rights superior to those of the Exchange Shares. The Company will pay all registration expenses (exclusive of underwriting discounts and commissions and special counsel to the Phillips). The registration rights may be transferred provided that the Company (i) is given prior written notice; (ii) the transfer is in connection with a transfer of not less than 1,000,000 shares of the Company's common stock; and (iii) the transfer is to no more than three persons.

                             PRINCIPAL SHAREHOLDERS

     The following table shows the ownership, as of the date of this prospectus, of those persons owning beneficially 5% or more of the Company's common stock and the number and percentage of outstanding shares owned by each of the Company's directors and officers and by all officers and directors as a group. Unless otherwise indicated, each owner has sole voting and investment power over their shares of common stock.

    Name                            Shares Owned         % of Outstanding Shares
    ----                            ------------         -----------------------

    Shawn Phillips                          --                        --

    Erin Phillips                   23,124,184                     94.7%

    David Modica                        11,500                       Nil

    All officers and directors
      as a group (three persons)    23,135,684                     94.7%

     The address of each person listed above is 1350 Independence St., Suite 300 Lakewood, CO 80125.

                              SELLING SHAREHOLDERS

     By means of this prospectus

     o a number of our shareholders are offering to sell up to 2,517,700 shares of our common stock, as well as up to 1,112,350 shares of our common stock issuable upon the exercise of our Series A warrants, and

     o a person holding an option to purchase 500,000 shares of our common stock is offering to sell the shares issuable upon the exercise of the option.

      The following selling shareholders acquired their shares in connection with our acquisition of Strainwise Colorado.

                                         Shares
                                      Issuable upon
                                      exercise of    Shares to be
                             Shares     Series A     Sold in this    Ownership
Name of Selling Shareholder   Owned     Warrants       Offering   After Offering
---------------------------  ------     --------     -----------  --------------

Jeffrey Beatie                2,000      1,000          3,000             --
Brian and Donna Beck         30,000     15,000         45,000             --
Cathy Boring                  5,000      2,500          7,500             --
Donald Boring               200,000    100,000        300,000             --
Jeff and Audry Carapella     10,000      5,000         15,000             --
Matt Cinquanta               25,000     12,500         37,500             --
David Clark                  10,000      5,000         15,000             --
Rick Clayton                 25,000     12,500         37,500             --
Francis Conry                 1,000        500          1,500             --
Thomas Cook                  20,000     10,000         30,000             --
Paula and Patrick Delaney     4,200      2,100          6,300             --
Matthew Ehrhard              10,000      5,000         15,000             --
Steven Haggerty              50,000     25,000         75,000             --
Henrietta Hubenka            10,000      5,000         15,000             --
Gale James                   50,000     25,000         75,000             --
Ronald Kadziel               50,000     25,000         75,000             --
Vivienne Khong              200,000    100,000        300,000             --
Stan Kotzker                 75,000     37,500        112,500             --
Vikki and George
Kourkouliotis                10,000      5,000         15,000             --
Sean and Shannon Leonard     20,000     10,000         30,000             --
Naratorn Menzie              25,000     12,500         37,500             --
Michael Novick               20,000     10,000         30,000             --
James and Kelly Oleis        30,000     15,000         45,000             --
David Phillips               55,000     27,500         82,500             --
Mark Shanely                 25,000     12,500         37,500             --
Mary Jane Shanely             1,000        500          1,500             --
Alan Simon                   50,000     25,000         75,000             --

                                         Shares
                                      Issuable upon
                                      exercise of    Shares to be
                             Shares     Series A     Sold in this    Ownership
Name of Selling Shareholder   Owned     Warrants       Offering   After Offering
---------------------------  ------     --------     -----------  --------------

Timothy Sisto                15,000      7,500         22,500             --
Colleen Snead                 1,000        500          1,500             --
Jeff and Judith Stettler      2,000      1,000          3,000             --
Mark Strait                   6,000      3,000          9,000             --
Ken Turner, III              10,000      5,000         15,000             --
Violetta Wells               10,000      5,000         15,000             --
Tim Wingard                  25,000     12,500         37,500             --
Jason D. Amos                10,000      5,000         15,000             --
Erik Aude                     1,000        500          1,500             --
Josh Boren                    3,000      2,500          5,500             --
Eric Busch                   10,000      5,000         15,000             --
Tadd Busch                   22,500     11,250         33,750             --
Judy Camarena                10,000      5,000         15,000             --
Tom Campbell                 10,000      5,000         15,000             --
Linda Carhart                 7,500      3,750         11,250             --
Dane Casterson              130,000     65,000        195,000             --
Daril Cinquanta               1,000        500          1,500             --
Cosmo Investments            50,000     25,000         75,000             --
Ronald Curtis                 5,000      2,500          7,500             --
Brian and Tonya Destarac      1,000        500          1,500             --
Tonya Destarac/Gooch          1,000        500          1,500             --
Cory and Patricia Fisher      5,000      2,500          7,500             --
Don and Betty Fisher         25,000     12,500         37,500             --
Jeffrey Fullerton            25,000     12,500         37,500             --
Brad Goldwater                2,000      1,000          3,000             --
Charles Guyette             275,000    137,500        412,500             --
James and Elzabeth Hannon    50,000     25,000         75,000             --
Margaret Heath               10,000      5,000         15,000             --
Gary and Wanda Hermanson     50,000     25,000         75,000             --
Dave Huggins                 50,000     25,000         75,000             --
Kirk Huston                   5,000      2,500          7,500             --
Steven James                 50,000     25,000         75,000             --
Jennifer Kealy                4,000      2,000          6,000             --
Daniel Liccardi              20,000     10,000         30,000             --
Michael McVay                25,000     12,500         37,500             --
Naratorn Menzie              10,000      5,000         15,000             --
Dominic Mincks                6,000      3,000          9,000             --
David Modica                 25,000     12,500         37,500             --
Tricia Morin                 40,000     20,000         60,000             --
Nathan Myers                  3,000      1,500          4,500             --

                                         Shares
                                      Issuable upon
                                      exercise of    Shares to be
                             Shares     Series A     Sold in this    Ownership
Name of Selling Shareholder   Owned     Warrants       Offering   After Offering
---------------------------  ------     --------     -----------  --------------

Melissa Myrick                5,000      2,500          7,500             --
November First Co.           25,000     12,500         37,500             --
Victoria Palmen               2,000      1,000          3,000             --
Shawnda Peck                 10,000      5,000         15,000             --
Albert Silvestri             20,000     10,000         30,000             --
Beverly Smith                12,500      6,250         18,750             --
Sean Stephens                 5,000      2,500          7,500             --
Michael Tompeter Trust       50,000     25,000         75,000             --
Ken Turner                   10,000      5,000         15,000             --
Malcolm Weiss                 1,000        500          1,500             --
Brian Weston                 10,000      5,000         15,000             --
Grant Whitus                 25,000     12,500         37,500             --
Roderick Wilson              10,000      5,000         15,000             --
                        -----------  ----------     ---------        --------
                          2,224,700  1,112,350      3,337,050             --
Randall Taylor              293,000         --        293,000       _________
                        -----------  ----------    ----------     -----------
                          2,517,700  1,112,350      3,630,050             --
                         ==========  =========     ==========     ===========

     In January, 2014 Strainwise Colorado issued warrants to an unaffiliated person for services rendered. The warrants allowed the holder to purchase up to 500,000 shares of Strainwise Colorado's common stock at a price of $0.10 per share at any time prior to January 31, 2019. When we acquired the remaining shares of Strainwise on September 12, 2014, we exchanged warrants for the previously issued Strainwise warrants. The warrants we issued have the same terms as the Strainwise warrants. The person named below is the holder of these warrants.


                                        Shares
                                     Issuable upon   Shares to be
                             Shares   exercise of    Sold in this    Ownership
Name of Selling Shareholder   Owned     Warrants       Offering   After Offering
---------------------------  ------     --------     -----------  --------------

John Walsh                   55,408      500,000        500,000       55,408 (1)

(1) Represents less than 1% of our outstanding shares. The controlling persons of the non-individual selling shareholders named above are:

            Name of Shareholder                 Controlling Person
            -------------------                 ------------------

            Cosmo Investments                   Trenton Staley
            November First Co.                  Larry Hansen
            Michael Trompeter Trust             Michael Trumpeter

     No selling shareholder has, or had, any material relationship with us, or our officers or directors. No selling shareholder is, to our knowledge, affiliated with a securities broker.

     The shares of common stock owned by the selling shareholders may be offered and sold by means of this prospectus from time to time as market conditions permit, in the over-the-counter market, or otherwise, at prices and terms then prevailing or at prices related to the then-current market price, or in negotiated transactions.

     The shares of common stock may be sold by one or more of the following methods, without limitation:

     o a block trade in which a broker or dealer so engaged will attempt to sell the securities as agent but may position and resell a portion of the block as principal to facilitate the transaction;

     o purchases by a broker or dealer as principal and resale by such broker or dealer for its account pursuant to this prospectus;

     o ordinary brokerage transactions and transactions in which the broker solicits purchasers; and

     o face-to-face transactions between sellers and purchasers without a broker/dealer.

     In competing sales, brokers or dealers engaged by the selling shareholders may arrange for other brokers or dealers to participate. Brokers or dealers may receive commissions or discounts from selling shareholders in amounts to be negotiated. As to any particular broker-dealer, this compensation might be in excess of customary commissions. Neither we nor the selling stockholders can presently estimate the amount of such compensation. Notwithstanding the above, no FINRA member will charge commissions that exceed 8% of the total proceeds from the sale.

     The selling shareholders and any broker/dealers who act in connection with the sale of their securities may be deemed to be "underwriters" within the meaning of ss.2(11) of the Securities Acts of 1933, and any commissions received by them and any profit on any resale of the securities as principal might be deemed to be underwriting discounts and commissions under the Securities Act.

     If any selling shareholder enters into an agreement to sell his or her securities to a broker-dealer as principal, and the broker-dealer is acting as an underwriter, we will file a post-effective amendment to the registration statement, of which this prospectus is a part, identifying the broker-dealer, providing required information concerning the plan of distribution, and otherwise revising the disclosures in this prospectus as needed. We will also file the agreement between the selling shareholder and the broker-dealer as an exhibit to the post-effective amendment to the registration statement.

     The selling stockholders may also sell their shares pursuant to Rule 144 under the Securities Act of 1933.

     We have advised the selling shareholders that they, and any securities broker/dealers or others who sell the common stock or warrants on behalf of the selling shareholders, may be deemed to be statutory underwriters and will be subject to the prospectus delivery requirements under the Securities Act of 1933. We have also advised each selling shareholder that in the event of a "distribution" of the securities owned by the selling shareholder, the selling shareholder, any "affiliated purchasers", and any broker/dealer or other person who participates in the distribution may be subject to Rule 102 of Regulation M under the Securities Exchange Act of 1934 ("1934 Act") until their participation in that distribution is completed. Rule 102 makes it unlawful for any person who is participating in a distribution to bid for or purchase securities of the same class as is the subject of the distribution. A "distribution" is defined in Rule 102 as an offering of securities "that is distinguished from ordinary trading transactions by the magnitude of the offering and the presence of special selling efforts and selling methods". We have also advised the selling shareholders that Rule 101 of Regulation M under the 1934 Act prohibits any "stabilizing bid" or "stabilizing purchase" for the purpose of pegging, fixing or stabilizing the price of the common stock in connection with this offering.

                            DESCRIPTION OF SECURITIES

Common Stock

     We are authorized to issue 50,000,000 shares of common stock. Holders of common stock are each entitled to cast one vote for each share held of record on all matters presented to shareholders. Cumulative voting is not allowed; hence, the holders of a majority of our outstanding shares of common stock can elect all directors.

     Holders of common stock are entitled to receive such dividends as may be declared by the Board out of funds legally available and, in the event of liquidation, to share pro rata in any distribution of our assets after payment of liabilities. Our directors are not obligated to declare a dividend. It is not anticipated that dividends will be paid in the foreseeable future.

     Holders of common stock do not have preemptive rights to subscribe to any additional shares which may be issued in the future. There are no conversion, redemption, sinking fund or similar provisions regarding the common stock. All outstanding shares of common stock are fully paid and nonassessable.

Preferred Stock

     We are authorized to issue 5,000,000 shares of preferred stock. Shares of preferred stock may be issued from time to time in one or more series as may be determined by the Board of Directors. The voting powers and preferences, the relative rights of each such series and the qualifications, limitations and restrictions of each series will be established by the Board of Directors. Our directors may issue preferred stock with multiple votes per share and dividend rights which would have priority over any dividends paid with respect to the holders of our common stock. The issuance of preferred stock with these rights may make the removal of management difficult even if the removal would be considered beneficial to shareholders generally, and will have the effect of limiting shareholder participation in transactions such as mergers or tender offers if these transactions are not favored by management. As of the date of this prospectus we had not issued any shares of preferred stock.

Warrants

     On September 12, 2014, we acquired the remaining outstanding shares of Strainwise Colorado in exchange for the issuance of 2,517,000 shares of our common stock. In connection with this transaction:

     o we issued 1,112,350 Series A warrants to former Strainwise Colorado shareholders in exchange for a like number of warrants held by the former Strainwise Colorado shareholders. Each Series A warrant allows the holder to purchase one share of our common stock. The Series A warrants we issued have the same terms as the warrants exchanged by the former Strainwise Colorado shareholders (exercise price: $5.00 per share/expiration date: January 31, 2019);

     o we issued 500,000 warrants to one non-affiliated person in exchange for a like number of warrants held by the former Strainwise Colorado warrant holder. Each warrant allows the holder to purchase one share of our common stock. The warrants we issued have the same terms as the warrants exchanged by the former Strainwise Colorado warrant holder (exercise price: $0.10 per share/expiration date: January 31, 2019).

Transfer Agent and Registrar

      Our transfer agent is:

      Standard Registrar & Transfer Co., Inc.
      12528 South 1840 East
      Draper, UT 84020

                                LEGAL PROCEEDINGS

     We are not involved in any legal proceedings and we do not know of any legal proceedings which are threatened or contemplated.

                                 INDEMNIFICATION

     Our Bylaws authorize indemnification of a director, officer, employee or agent against expenses incurred by him in connection with any action, suit, or proceeding to which he is named a party by reason of his having acted or served in such capacity, except for liabilities arising from his own misconduct or negligence in performance of his duty. In addition, even a director, officer, employee, or agent found liable for misconduct or negligence in the performance of his duty may obtain such indemnification if, in view of all the circumstances in the case, a court of competent jurisdiction determines such person is fairly and reasonably entitled to indemnification. Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to our directors, officers, or controlling persons pursuant to these provisions, we have been informed that, in the opinion of the Securities and Exchange Commission, such indemnification is against public policy as expressed in the Act and is therefore unenforceable.

                              AVAILABLE INFORMATION

     We have filed with the Securities and Exchange Commission a Registration Statement on Form S-1 (together with all amendments and exhibits) under the Securities Act of 1933, as amended, with respect to the Securities offered by this prospectus. This prospectus does not contain all of the information set forth in the Registration Statement, certain parts of which are omitted in accordance with the rules and regulations of the Securities and Exchange Commission. For further information, reference is made to the Registration Statement which may be read and copied at the Commission's Public Reference Room.

     We are subject to the requirements of the Securities and Exchange Act of 1934 and are required to file reports and other information with the Securities and Exchange Commission. Copies of any such reports and other information filed by us can also be read and copied at the Commission's Public Reference Room.

     The Public Reference Room is located at 100 F Street, N.E., Washington, D.C. 20549. The public may obtain information on the operation of the Public Reference Room by calling the Commission at 1-800-SEC-0330. The SEC maintains an internet site that contains reports, proxy and information statements, and other information regarding public companies. The address of the site is http://www.sec.gov.

                                TABLE OF CONTENTS
                                                                           Page
                                                                           ----
PROSPECTUS SUMMARY ...................................................
RISK FACTORS .........................................................
MARKET FOR OUR COMMON STOCK ..........................................
MANAGEMENT'S DISCUSSION AND ANALYSIS OF FINANCIAL
   CONDITIONS AND RESULTS OF OPERATIONS...............................
BUSINESS..............................................................
MANAGEMENT ...........................................................
PRINCIPAL SHAREHOLDERS................................................
SELLING SHAREHOLDERS..................................................
DESCRIPTION OF SECURITIES.............................................
LEGAL PROCEEDINGS.....................................................
INDEMNIFICATION ......................................................
AVAILABLE INFORMATION.................................................
FINANCIAL STATEMENTS..................................................

     No dealer, salesperson or other person has been authorized to give any information or to make any representation not contained in this prospectus, and if given or made, such information or representations must not be relied upon as having been authorized by the Company. This prospectus does not constitute an offer to sell, or a solicitation of an offer to buy, any of the securities offered in any jurisdiction to any person to whom it is unlawful to make an offer by means of this prospectus.

                              FINANCIAL STATEMENTS

                     FOR THE YEAR ENDED JANUARY 31, 2014 AND
                        THE PERIOD ENDED JANUARY 31, 2013

                                    (Audited)

                       THIS PAGE INTENTIONALLY LEFT BLANK

REPORT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM


To the Board of Directors and Stockholders of Strainwise, Inc.:

We have audited the accompanying balance sheets of Strainwise, Inc. ("the Company") as of January 31, 2014 and 2013 and the related statement of operations, changes in members' equity (deficit) and cash flows for the years then ended. These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audit.

We conducted our audit in accordance with standards of the Public Company Accounting Oversight Board (United States). Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements, assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audit provides a reasonable basis for our opinion.

In our opinion, the financial statement referred to above present fairly, in all material respects, the financial position of Strainwise, Inc., as of January 31, 2014 and 2013 and the results of its operations and its cash flows for the years then ended, in conformity with generally accepted accounting principles in the United States of America.

The company is not required to have, nor were we engaged to perform, an audit of its internal control over financial reporting. Our audit included consideration of internal control over financial reporting as a basis for designing audit procedures that are appropriate in the circumstances, but not for the purpose of expressing an opinion on the Company's internal control over financial reporting. Accordingly, we express no such opinion.

The accompanying financial statements have been prepared assuming that the Company will continue as a going concern. As discussed in Note 2 to the financial statements, the Company's significant operating losses raise substantial doubt about its ability to continue as a going concern. The financial statements do not include any adjustments that might result from the outcome of this uncertainty.


/s/ B F Borgers CPA PC

B F Borgers CPA PC

Denver, CO
August 14, 2014

                                STRAINWISE, INC.
                            CONDENSED BALANCE SHEETS
                                    (AUDITED)

                                                   January 31,      January 31,
                                                      2014              2013
                                                  --------------    ------------

ASSETS
  Current assets:
    Cash                                               $    100         $    100

    Prepaid expense                                      10,000                -
                                                  --------------    ------------
     Total current assets                                10,100              100


  Office equipment and furnishings                       10,500                -
   Trademark, net amortization of $61 and $0 at
   January 31,
         2014 and 2013, respectively                     10,949                -
                                                  --------------    ------------
      Total assets                                      $31,549         $    100

                                                  ==============    ============

LIABILITIES
  Current liabilities:
    Due to affiliated entities and related
parties                                                $ 50,203          $     -
                                                  --------------    ------------
     Total current liabilities                           50,203
                                                                               -
Deferred rent                                             3,273                -
                                                  --------------    ------------
                                                         53,476                ,

STOCKHOLDERS' (DEFICIT) EQUITY
   Common stock, no par value, 100,000,000
    shares authorized,        20,430,000 issued
    and outstanding                                           -                -

  Additional Paid in Capital                             48,292              100

  (Deficit) Retained Earnings                           (70,219)               -
                                                  --------------    ------------
    Total stockholder's equity                                               100
                                                        (21,927)
                                                  --------------    ------------
    Total liabilities and stockholders' deficit        $ 31,549         $    100
                                                  ==============    ============


                             See accompanying notes.

                                STRAINWISE, INC.
                       CONDENSED STATEMENTS OF OPERATIONS
                                    (AUDITED)



                                                                      Period
                                                                   (Inception
                                                                    of June 8,
                                               Year Ended          2012) ended
                                              January 31,          January 31,
                                                  2014                 2013
                                              -------------        -------------

Revenues from affiliated entities and
related parties                                 $  104,378                    -
Operating costs and expenses

  Nutrient purchases                                18,094                    -

  Compensation                                      60,560                    -

  Rent and other occupancy                           5,404                    -

  General and administrative                         9,753                    -
                                              -------------        -------------
       Total operating costs and expenses
                                                    93,811                    -
                                              -------------        -------------
Income from operations
                                                    10,567                    -
Other costs and expenses
  Financing costs                                   20,000                    -
  General and Administrative Costs                  60,725                    -
  Amortization                                          61                    -
                                              -------------        -------------
Loss before taxes on income                                                   -
                                                  (70,219)

Provision for taxes on income                            -                    -
                                              -------------        -------------
Net loss                                       $  (70,219)                    -
                                              =============        =============
Basic loss per common share                     $  (0.082)                    -
                                              =============        =============
Fully diluted loss per common share             $  (0.052)                    -
                                              =============        =============
Basic weighted average number of shares
outstanding                                        851,250                    -
                                              =============        =============
Fully diluted weighted average number of
shares outstanding                               1,351,250
                                              =============        =============



                             See accompanying notes.

                                STRAINWISE, INC.
                       CONDENSED STATEMENTS OF CASH FLOWS
                                    (AUDITED)


                                                                  Period
                                                                (Inception
                                                   Year          of June 8,
                                                   Ended           2012)
                                                 January           ended
                                                    31,           January
                                                    2014         31, 2013
                                                 -----------    ------------
Cash flows from operating activities:
Net (loss)                                        $ (70,219)        $     -
Changes in current assets and liabilities:
   Increase in amounts due to affiliates
                                                     50,203               -
   Deferred rent                                      3,273
   Stock-based compensation                          48,192
   Increase in prepaid expenses
                                                    (10,000)              -
                                                 -----------    ------------
Net cash used in operating activities                21,499               -
Cash flows from investing activities:
  Purchases of office equipment and furnishings
                                                    (10,500)              -
  Establishment of trade mark
                                                    (10,949)              -
                                                 -----------    ------------
  Net cash flows from investing activities
                                                    (21,449)              -
Cash flows from financing activities:
  Contribution of capital for common stock
                                                          -             100
                                                 -----------    ------------
  Net cash flows from financing activities
                                                          -             100
                                                 -----------    ------------
  Net cash flows                                          -             100

Cash and Cash equivalents, beginning of period          100               -
                                                 -----------    ------------
Cash and Cash equivalents, end of period            $   100         $   100
                                                 ===========    ============

Supplemental cash flow disclosures:
Cash paid for interest                            $       -        $      -
                                                 ===========    ============
  Cash paid for income taxes                      $       -        $      -
                                                 ===========    ============




                             See accompanying notes.

                                STRAINWISE, INC.
                 STATEMENT OF CHANGES IN CONDENSED STOCKHOLDERS' DEFICIENCY For the Period from June 8, 2012 (date of inception) to January 31, 2014
                                    (Audited)




                         Common Stock
                       ------------------
                                            Additional
                                            Capital In          Deficit
                                           Excess of Par    Accumulated in
                       Shares    Amount        Value       Development Stage    Total
                       ---------------------------------------------------------------
  Balance, June 8,
  2012, Inception

  Membership interest
  issued for cash              -   $   -          $    100           $     -     $ 100

  Net loss                     -       -                 -                 -         -
                       ---------------------------------------------------------------

  Balance, January
  31, 2013                     -       -               100                 -       100

  Conversion of
  common shares for
  membership
  interest            20,430,000       -                 -                 -         -

  Stock-based
  compensation                 -       -            48,192                 -    48,192

  Net loss                     -       -                 -           (70,219)  (70,219)
                       ---------------------------------------------------------------
  Balance, January
  31, 2014             20,430,000      -         $   48,292         $(70,219) $(21,927)
                       ===============================================================






                             See accompanying notes.

                                STRAINWISE, INC.
                    NOTES TO THE AUDITED FINANCIAL STATEMENTS


Note 1 - Organization and summary of significant accounting policies:

Following is a summary of our organization and significant accounting policies:

Organization and nature of business - STRAINWISE, INC. (identified in these footnotes as "we" "us" or the "Company") provides branding and fulfillment services to entities in the cannabis retail and production industry. The Company was incorporated in the state of Colorado as a limited liability company on June 8, 2012, and subsequently converted to a Colorado corporation on January 16, 2014.

The Company provides sophisticated fulfillment and branding services and solutions to (i) one grow facility and eight retail stores (seven of which sell recreational and medical marijuana to the public and one of which only sells medical marijuana to the public) owned by an officer and director of the Company ("Affiliated Entities"), and (ii) makes such services available to independent retail stores and grow facilities in the regulated cannabis industry throughout the United States.

The branding and fulfillment services that we currently provide are summarized, as follows:

     o Branding, Marketing and Administrative Consulting Services: Customers may contract with us to use the Strainwise name, logo and affinity images in their retail store locations. A monthly fee permits our branding customer to use the Strainwise brand at one specific location. In addition, we will assist operators in marketing and managing their businesses, setting up new retail locations and general business planning and execution at an hourly rate. This includes services to establish an efficient, predictable production process, as well as, nutrient recipes for consistent and appealing marijuana strains.

     o Accounting and Financial Services: For a monthly fee, we provide our customers with a fully implemented general ledger system, with an industry centric chart of accounts, which enables management to readily monitor and manage all facets of a marijuana medical dispensary, retail store and grow facility. We provide bookkeeping, accounts payable processing, cash management, general ledger processing, financial statement preparation, state and municipal sales tax filings, and state and federal income tax compilation and filings on behalf of the Company and the Captive Stores on an ongoing basis.

     o Compliance Services: The rules, regulations and state laws governing the production, distribution and retail sale of marijuana can be complex, and may prove cumbersome with which to comply. Thus, customers may contract with us to implement a compliance process, based upon the number and type of licenses and permits for their specific business. We provide this service on both an hourly rate and stipulated monthly fee.

     o Nutrient Supplier: The Company presently is a bulk purchaser of nutrients and other cultivation supplies for the sole purpose of growing marijuana. As a result, we are able to make bulk purchases with price breaks, based upon volume. We serve as a sole source nutrient purchasing agent and distributor with pricing based upon our bulk purchasing power.

     o Lending: We will provide loans to individuals and businesses in the cannabis industry. However, Colorado State law does not allow entities operating under a cannabis license to pledge the assets or the license of the cannabis operation for any type of general borrowing activity. Thus, our lending will be on an unsecured basis, with reliance on a personal guarantee of the borrower.

     o Lease of Grow Facilities and Equipment: We lease grow equipment and facilities on a turn-key basis to customers in the cannabis industry. We will also enter into sale lease backs of grow lights, tenant improvements and other grow equipment. o

We do not directly grow marijuana plants, produce marijuana infused products, sell marijuana plants and or sell marijuana infused products of any nature.

Share exchange - As more fully described in Note 9 herein, on August 19, 2014, we entered into an Agreement to Exchange Securities ("Share Agreement") with 4th Grade Films, Inc. ("FHGR"), pursuant to which FHGR acquired approximately 90 % of the outstanding shares of Strainwise in exchange for 23,124,184 shares of FHGR's common stock. FHGR is a publicly-traded company, incorporated in Utah, with its common stock currently quoted on the OTC Bulletin Board. It is contemplated that the Exchange will qualify as a tax-free reorganization under the U.S. Internal Revenue Code.

As part of the Share Exchange, we paid $134,700 of FHGR's liabilities and purchased 1,038,000 shares of FHGR's common stock for $120,300 from two shareholders of FHGR. The 1,038,000 shares were returned to treasury and cancelled. FHGR also agreed to sell its rights to a motion picture, together with all related domestic and international distribution agreements, and all pre-production and other rights to the film, to a former officer and director of FHGR in consideration for the assumption by a shareholder of FHGR of all liabilities of FHGR (net of the $134,700 we paid) which were outstanding immediately prior to the closing of the transaction.

The business combination will be accounted for as a reverse acquisition and recapitalization, using accounting principles applicable to reverse acquisitions whereby the financial statements subsequent to the date of the transaction will be presented as a continuation of the Company. Under reverse acquisition accounting, the Company (subsidiary) is treated as the accounting parent (acquirer) and FHGR (parent) is treated as the accounting Subsidiary (acquiree). Following the Share Exchange, FHGR has 24,431,184 outstanding shares of common stock, with the current shareholders of FHGR owning 1,307,000 of the post-closing shares.

Basis of presentation - The accounting and reporting policies of the Company conform to U.S. generally accepted accounting principles.

Use of estimates - The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amount of revenues and expenses during the reporting period. Actual results could differ from those estimates.

Cash and cash equivalents - For purposes of the statement of cash flows, we consider all cash in banks, money market funds, and certificates of deposit with a maturity of less than three months to be cash equivalents.

Prepaid expenses - The amount of prepaid expenses as of January 31, 2014 and January 31, 2013 is $10,000 and $0, respectively. Prepaid expenses at January 31, 2014 is comprised of a retainer paid to our legal counsel.

Fair value of financial instruments and derivative financial instruments - The carrying amounts of cash and current liabilities approximate fair value because of the short maturity of these items. These fair value estimates are subjective in nature and involve uncertainties and matters of significant judgment, and, therefore, cannot be determined with precision. Changes in assumptions could significantly affect these estimates. We do not hold or issue financial instruments for trading purposes, nor do we utilize derivative instruments in the management of our foreign exchange, commodity price or interest rate market risks.

The FASB Codification clarifies that fair value is an exit price, representing the amount that would be received to sell an asset or paid to transfer a liability in an orderly transaction between market participants. It also requires disclosure about how fair value is determined for assets and liabilities and establishes a hierarchy for which these assets and liabilities must be grouped, based on significant levels of inputs as follows:

Level    1: Quoted prices in active markets for identical assets or liabilities.

Level 2: Quoted prices in active markets for similar assets and liabilities and inputs that are observable for the asset or liability.

Level 3: Unobservable inputs in which there is little or no market data, which require the reporting entity to develop its own assumptions.

The determination of where assets and liabilities fall within this hierarchy is based upon the lowest level of input that is significant to the fair value measurement.

Office equipment - Office equipment is recorded at cost and is depreciated under straight line methods over each item's estimated useful life. We review our office equipment for impairment whenever events or changes in circumstances indicate that the carrying value of such assets may not be recoverable. Maintenance and repairs of property and equipment are charged to operations. Major improvements are capitalized. Upon retirement, sale or other disposition of office equipment, the cost and accumulated depreciation are eliminated from the accounts and any gain or loss is included in operations.

Office equipment, net of accumulated amortization and depreciation are comprised of the following:

                                                   January 31,     January
                                                                      31,
                                                      2014            2013
                                                   ------------    -----------
Office equipment:

  Office furniture and fixtures                        $10,500        $     -

  Accumulated amortization and depreciation                  -              -
                                                   ------------    -----------
                                                    $   10,500        $     -

There was no depreciation charged to operations for the year ended January 2014 and 2013 in that the office equipment was not placed into service until the last few days of January 2014.

Income taxes - The Company accounts for income taxes pursuant to ASC 740. Under ASC 740 deferred taxes are provided on a liability method whereby deferred tax assets are recognized for deductible temporary differences and operating loss carryforwards and deferred tax liabilities are recognized for taxable temporary differences. Temporary differences are the differences between the reported amounts of assets and liabilities and their tax bases. Deferred tax assets are reduced by a valuation allowance when, in the opinion of management, it is more likely than not that some portion or all of the deferred tax assets will not be realized. Deferred tax assets and liabilities are adjusted for the effects of changes in tax laws and rates on the date of enactment.

Long-Lived Assets - In accordance with ASC 350, the Company regularly reviews the carrying value of intangible and other long-lived assets for the existence of facts or circumstances, both internally and externally, that suggest impairment. If impairment testing indicates a lack of recoverability, an impairment loss is recognized by the Company if the carrying amount of a long-lived asset exceeds its fair value.

Trademarks - Trademarks are stated at cost and are amortized using the straight-line method over fifteen years. Accumulated amortization was $100 and $0 at January 31, 2014 and 2013, respectively.

Intangible assets subject to amortization consist of the following at January 31, 2014:

                                    Gross
                                  Carrying     Accumulated
                                   Amount      Amortization           Net
                                 -----------  -------------      ---------------

             Trademarks           $ 11,010         $ 61             $ 10,949
                                  ========         ====             ========

Deferred Rent - The Company recognizes rent expense from operating leases on the straight-line basis. Differences between the expense recognized and actual payments are recorded as deferred rent.

Revenue recognition - Revenue is recognized on an accrual basis as earned under contract terms. Specifically, revenue from product sales is recognized subsequent to a customer ordering a service or product at an agreed upon fee or price, delivery has occurred, and collectability is reasonably assured.

Comprehensive Income (Loss) - Comprehensive income is defined as all changes in stockholders' equity (deficit), exclusive of transactions with owners, such as capital investments. Comprehensive income includes net income or loss, changes in certain assets and liabilities that are reported directly in equity such as translation adjustments on investments in foreign subsidiaries and unrealized gains (losses) on available-for-sale securities. From our Inception there have been no differences between our comprehensive loss and net loss.

Net income per share of common stock - We have adopted applicable FASB Codification regarding Earnings per Share, which require presentation of basic and diluted EPS on the face of the income statement for all entities with complex capital structures and requires a reconciliation of the numerator and denominator of the basic EPS computation to the numerator and denominator of the diluted EPS computation. In the accompanying financial statements, basic earnings per share of common stock is computed by dividing net income by the weighted average number of shares of common stock outstanding during the period.

Note 2 - Going concern:

The accompanying financial statements have been prepared assuming that the Company will continue as a going concern. For the period ended January 31, 2014, the Company has had limited operations. As of January 31, 2014, the Company has not become profitable. In view of these matters, the Company's ability to continue as a going concern is dependent upon the Company's ability to begin operations and to achieve a level of profitability. The Company intends to continue financing its future development activities and its working capital needs largely from the sale of public equity securities with some additional funding from other traditional financing sources, including term notes until such time that funds provided by operations are sufficient to fund working capital requirements. The financial statements of the Company do not include any adjustments relating to the recoverability and classification of recorded assets, or the amounts and classifications of liabilities that might be necessary should the Company be unable to continue as a going concern.

Note 3 - Related Party Transactions:

Substantially all of our revenues to date have been derived from Master Service Agreements with eight retail marijuana stores and one cultivation and growing facility that are majority owned by our Chief Executive Officer, who is also the husband or our majority shareholder and our President. Pursuant to the terms of these Master Service Agreements, the marijuana stores and grow facility pay us monthly fees for branding, marketing, administration, accounting and compliance services. We also supply nutrients to the one grow facility at a 90% mark-up to our cost for the nutrients.

Related party revenue was $104,378 and $0.00, respectively, for the years ended January 31, 2014 and 2013. As of January 31, 2014 and 2013, we had accounts receivable from affiliated entities of $70,000 and $0, respectively. As of January 31, 2013 and 2014, we had accounts payable to affiliated entities of $120,203 and $0, respectively.

Although our agreements with the marijuana outlets and grow facility expire on December 31, 2023, all terms and contracts related to this revenue are determined by related parties and these terms can change at any time.

Note 4 - Operating Leases:

The Company rents office space for its corporate needs from an affiliated Company. The affiliate entered into a 31 month lease agreement in January 1, 2014 to lease 6,176 square feet for an annual rate of $64,848 for the first twelve months, and $67,936 for the subsequent 12 months, and $41,431 for the subsequent 7 months paid monthly, through October 31, 2016. See Note 9 for a full explanation of operating leases that went into effect after the balance sheet date, but before issuance.

Note 5 - Issuance of shares:

The Company was originally organized as a limited liability company on June 8, 2012 with $100 of membership equity. On January 16, 2014, the Company converted to a corporation and issued a total of 20,430,000 shares in exchange for the one hundred percent of the membership interests owned by the majority shareholder and President of the Company. As of January 31, 2014 there were a total of 20,430,000 shares of common stock issued and outstanding.

Note 6 - Income Taxes:

The Company uses the liability method of accounting for income taxes under which deferred tax assets and liabilities are recognized for the future tax consequences of temporary differences between the accounting bases and the tax bases of the Company's assets and liabilities. The deferred tax assets and liabilities are computed using enacted tax rates in effect for the year in which the temporary differences are expected to reverse.

The Company adopted the provisions of ASC 740, "Income Taxes" on April 1, 2007. FASB ASC 740 provides detailed guidance for the financial statement recognition, measurement and disclosure of uncertain tax positions recognized in the financial statements. Tax positions must meet a "more-likely-than-not" recognition threshold at the effective date to be recognized upon the adoption of FASB ASC 740 and in subsequent periods.

The components of the income tax provision are as follows:

                                                       Year Ended January 31,
                                                     ---------------------------
                                                        2014            2013
                                                     -----------     -----------
                                                     -----------
        Income tax expense (benefit):
           Current:
              Federal                                $ (11,742)         $      -

              State                                     (3,251)                -
                                                     -----------     -----------
        Deferred income tax expense (benefit): -
                                                       (14,993)

        Valuation allowance                             14,993                 -
                                                     -----------     -----------
        Provision                                       $     -          $     -
                                                     ===========     ===========

Note 7 - New accounting pronouncements:

The Financial Accounting Standards Board ("FASB") periodically issues new accounting standards in a continuing effort to improve standards of financial accounting and reporting. The Company has reviewed the recently issued pronouncements. During this review the Company decided to early adopt ASU 2014-10 which eliminates the definition of a development stage entity, eliminates the development stage presentation and disclosure requirements under ASC 915, and amends provisions of existing variable interest entity guidance under ASC 810.

Note 8 - Equity:

Approved Warrants - In January 2014, the Company issued stock-based compensation to a consultant in the form of warrants to purchase 500,000 shares of the Company's common stock, at a price of $0.10 per share, at any time prior to January 31, 2019. The Board of Directors determined the exercise price and terms of the warrant.

The Black-Scholes option-pricing model was used to estimate the warrant fair values. This option-pricing model requires a number of assumptions, of which the most significant are, expected stock price volatility, the expected pre-vesting forfeiture rate and the expected warrant term (the amount of time from the grant date until the warrants are exercised or expire). Expected volatility was estimated utilizing a weighted average of comparable published volatilities based on industry comparables. Expected pre-vesting forfeitures were based upon management's best estimates. The expected warrant term was based on the term of the warrant. The fair value of the warrants granted during the year ended January 31, 2014 was estimated, as of the grant date, using the Black-Scholes option pricing model, with the following assumptions:

                        Expected volatility       187%
                        Risk-free interest        .25%
                        rate
                        Expected dividends         -
                        Expected terms (in         5
                        years)
                        Share price at date      $0.10
                        of issuance

The warrants outstanding and activity as of and for the year ended January 31, 2014:
                                                                     Remaining
                                                       Weighted      Contractual
                                                       Average         Term
                                                       Exercise      (in
                                           Shares       Price         years)
                                          ----------   --------      ---------
                                          ----------   --------      ---------

         Outstanding at January 31,                    $      -            -
         2013
         Granted                            500,000    $   0.10            5
         Exercised                                -    $      -            -
         Forfeited                                -    $      -            -

         Outstanding at January 31,
         2014                               500,000    $   0.10            5
                                          ---------    --------      ---------

         Exercisable at January 31,         500,000    $   0.10            5
         2014                             ---------    --------      ---------

The weighted average fair value of warrants granted at January 31, 2014 was $0.10. The exercise price of the warrants granted at January 31, 2014 equaled the estimated fair market value of the stock at the time of grant which was $0.10. No warrants were exercised during the current fiscal year. Accordingly, the Company did not realize any tax deductions related to the intrinsic value of exercised warrants.

In accordance with EITF 96-18 ' Accounting for Equity Instruments That Are Issued to Other Than Employees for Acquiring, or in Conjunction with Selling, Goods or Services', the total amount of share-based compensation expense recorded at January 31, 2014 of $48,192 will be fully recorded in the current year since no future services are required for the consultant to exercise the warrants.

Note 9 - Subsequent events:

Share Exchange - On August 19, 2014, we entered into an Agreement to Exchange Securities ("Share Exchange") with 4th Grade Films, Inc. ("FHGR"), pursuant to which FHGR will acquire approximately 90 % of the outstanding shares of Strainwise in exchange for 23,124,184 shares of FHGR's common stock. FHGR is a publicly-traded company, incorporated in Utah, with its common stock currently quoted on the OTC Bulletin Board. It is contemplated that the Exchange will qualify as a tax-free reorganization under the U.S. Internal Revenue Code.

As part of the Share Exchange, we paid $134,700 of FHGR's liabilities and purchased 1,038,000 shares of FHGR's common stock for $120,300 from two shareholders of FHGR. The 1,038,000 shares were returned to treasury and cancelled. FHGR also agreed to sell its rights to a motion picture, together with all related domestic and international distribution agreements, and all pre-production and other rights to the film, to a former officer and director of FHGR in consideration for the assumption by a shareholder of FHGR of all liabilities of FHGR (net of the $134,700 we paid) which were outstanding immediately prior to the closing of the transaction.

The business combination will be accounted for as a reverse acquisition and recapitalization, using accounting principles applicable to reverse acquisitions whereby the financial statements subsequent to the date of the transaction will be presented as a continuation of the Company. Under reverse acquisition accounting, the Company (subsidiary) is treated as the accounting parent (acquirer) and FGHR (parent) is treated as the accounting subsidiary (acquiree). As a result of the Share Exchange, FGHR has 24,431,184 outstanding shares of common stock, with the current shareholders of FGHR owning 1,307,000 of the post-closing shares.

Operating Leases - We entered into a lease agreement on March 7, 2014 to lease a grow facility of approximately 26,700 square feet ("Custer Lease") for a term of five years commencing on April 1, 2014. Lease payments are scheduled to be $29,200 per month for the first twelve months of the lease, and then are scheduled to be $27,500 per month for the subsequent 12 months, $28,325 per month for the subsequent 12 months, $29,170 per month for the subsequent 12 months and $30,035 per month for the final 12 months of the lease. Under the terms of the Custer Lease, we are obligated to pay a security deposit of $29,200 which was due and paid upon the execution of the Custer Lease. We have the option to renew the Custer Lease at the end of the term of the lease at a mutually agreed upon rate per square foot; there is no option to purchase the property underlying the Custer Lease. The Lessor will provide all of the tenant improvements that will enable the continuous cultivation of marijuana plants under approximately 460 grow lights. We will lease this grow facility to the affiliated entities on a long term basis.

We entered into a lease agreement on April 1, 2014 to lease a grow facility of approximately 65,000 square feet ("51st Ave Lease") for a term of five years and nine months. The terms of the 51st Ave Lease stipulates the payment of $15,000 per month, prorated if necessary, until such time that the Lessor is able to deliver a Certificate of Occupancy, which is scheduled to occur on August 1, 2014. Thereafter, lease payments are scheduled to be $176,456 per month for the first six months of the lease, and then are scheduled to be $221,833 per month for the subsequent 24 months, $231,917 per month for the subsequent 12 months, $242,000 per month for the subsequent 12 months and $247,041 per month for the final 12 months of the lease. Under the terms of the 51st Ave Lease, we are obligated to pay a security deposit of $150,000 one third of which was due and paid upon the execution of the 51st Ave Lease, the second third is due and payable after the first harvest or by October 1, 2014, and the final third is due and payable after the second harvest or by December 1, 2014.We have the option to renew the 51st Ave Lease at the end of the term of the lease at a mutually agreed upon rate per square foot; there is no option to purchase the property underlying the 51st Avenue Lease. The Lessor will provide all of the tenant improvements that will enable the continuous cultivation of marijuana plants under approximately 1,940 grow lights. We will lease this grow facility to the affiliated entities on a long term basis.

We entered into a lease agreement on April 22, 2014 to lease a grow facility of approximately 38,000 square feet ("Nome Lease") for a term of seven years. The lease payments are scheduled to be $44,570 per month for the first twelve months of the lease, and then are scheduled to be $46,151 per month for the subsequent 12 months, $47,743 per month for the subsequent 12 months, $49,334 per month for the subsequent 12 months and $50,925 per month for the subsequent 12 months, $52,517 per month for the subsequent 12 months, and $54,108 for the final 12 months of the lease. Under the terms of the Nome Lease, we are obligated to pay a security deposit of $133,679 one half of which was due and paid upon the execution of the Nome Lease, the final half was due and payable 30 days after the commencement date. We have the option to renew the Nome Lease at the end of the term of the lease at a mutually agreed upon rate per square foot; there is no option to purchase the property underlying the Nome Lease. The Lessor will provide all of the tenant improvements that will enable the continuous cultivation of marijuana plants under approximately 920 grow lights. We will lease this grow facility to the affiliated entities on a long term basis.

We entered into a lease agreement on June 10, 2014 to lease a grow facility of approximately 113,000 square feet ("32nd Ave Lease") for a term of five years and nine months which will not become effective until the proper Licenses are awarded, expected to be September 1, 2014. The terms of the 32nd Ave Lease stipulates the payment of $25,000 per month, prorated if necessary, until such time that the Lessor is able to deliver a Certificate of Occupancy, which is scheduled to occur in early 2015. Thereafter, lease payments are scheduled to be $282,500 per month for the first Sixteen months of the lease, and then are scheduled to be $301,333 per month for the subsequent 12 months, $320,167 per month for the subsequent 12 months, and $329,583 per month for the final 12 months of the lease. Under the terms of the 32nd Ave Lease, we are obligated to pay a security deposit of $250,000, $150,000 of which was due and paid upon the execution of the 32nd Ave Lease, and $100,000 due upon obtaining the Certificate of Occupancy. We have the option to renew the 32nd Ave Lease at the end of the term of the lease at a mutually agreed upon rate per square foot; there is no option to purchase the property underlying the 32nd Ave Lease. The Lessor will provide all of the tenant improvements that will enable the continuous cultivation of marijuana plants under approximately 3,000 grow lights. We will lease this grow facility to the affiliated entities on a long term basis.

Future minimum payments for these leases are:

            For the Year
         Ended January 31,       Amount
         ----------------        ------

             2015               $2,181,500
             2016               $7,276,000
             2017               $7,317,700
             2018               $7,476,700
             2019               $8,123,000

Convertible Note Payable - The Company issued $850,000 in a convertible note on March 20, 2014 (the "Note"). The Note has an interest rate of 25%, payable monthly, and matures on September 21, 2014. The outstanding principal balance of the Note, plus any accrued but unpaid interest on the Note, is convertible at any time on or before the maturity date at $1 per common share. The convertible note is personally guaranteed by our majority shareholder and by an officer and director of the Company.

On July 16, 2014, the terms of the Note were amended ("Amendment") wherein the holder of the Note elected to convert $200,000 of the principal of the Note into 293,000 of our common shares of stock at a price of $.6825 per share. As a component of the Amendment, we in turn elected to prepay the remaining principal balance of the Note, after the scheduled payment of the principal and accrued interest due the holder on July 24, 2014 and to pay a prepayment penalty of $11,250. The difference in the premium of the per share price of $0.6825 per the Amendment and the $1 per share per the Note, plus the amount of the prepayment penalty will be charged to interest expense ratably over the term of the Amendment.

Private Offering - Through a private offering of our common stock at $1 per share, we have collected $2,140,700 as of the date of the issuance of the financial statements, July 31, 2014. Coupled with the 293,000 common shares issued in connection with the conversion of the convertible note described above, 22,863,700 shares of common stock would be outstanding upon the completion of our stock offering. As part of the private offering, we sold warrants which entitle the holders to purchase up to 1,070,350 shares of our common stock. The warrants can be exercised at any time prior to January 31, 2019 at a price of $5.00 per share.

                                STRAINWISE, INC.


                          INTERIM FINANCIAL STATEMENTS

                      For the three month period ended April 30, 2014




                                   (UNAUDITED)

                                STRAINWISE, INC.
                            CONDENSED BALANCE SHEETS

                                                   (Unaudited)
                                                    April 30,        January 31,
                                                      2014              2014
                                                  --------------    ------------

ASSETS
 Current assets:

    Cash in trust account                             $ 317,579         $    100
        Prepaid expenses and other assets                84,200           10,000
                                                  --------------    ------------
     Total current assets                               401,779           10,100
  Tenant improvements and office equipment, net
of
       accumulated amortization and depreciation
  of $22,667
       and $0 at April 30 and January 31, 2014,
  respectively                                          246,079           10,500

   Prepaid expenses and other assets                    296,187                -
  Trademark, net of accumulated amortization of
     $244
       and $61, at April 30 and January 31,
     2014, respectively                                  10,766           10,949
                                                  --------------    ------------
      Total assets                                    $ 954,811       $   31,549
                                                  ==============    ============

LIABILITIES AND STOCKHOLERS' (DEFICIT)
LIABILITIES
  Current liabilities:

    Due to affiliated entities                        $ 171,320        $  50,203
    Accrued interest payable                              8,051                -
                                                  --------------    ------------
     Total current liabilities                          179,371           50,203
    Convertible note payable, net of unamortized
         discount of $29,634                            790,366                -
    Deferred rent                                        13,133            3,273
                                                  --------------    ------------
             Total liabilities                          982,870           53,476
STOCKHOLDERS' (DEFICIT) EQUITY
  Common stock, no par value, 100,000,000 shares
  authorized, 20,430,000 issued and outstanding               -                -

   Additional Paid in Capital                            48,292           48,292
   Share subscriptions receivable                       941,200                -
   Subscriptions to common stock                      (941,200)

   (Deficit) Retained Earnings                         (76,351)         (70,219)
                                                  --------------    ------------
    Total stockholder's equity                         (28,059)         (21,927)
                                                  --------------    ------------
     Total liabilities and stockholder's deficit      $ 954,811         $31,549
                                                  ==============    ============


                             See accompanying notes.

                                STRAINWISE, INC.
                       CONDENSED STATEMENTS OF OPERATIONS
                                   (UNAUDITED)


                                                    Three             Three
                                                    Months           Months
                                                    Ended             Ended
                                                  April 30,         April 30,
                                                     2014             2013
                                                 -------------     ------------

         Revenues from affiliated entities         $  536,209          $     -

         Operating costs and expenses:

           Nutrient purchases                          99,496                -
           Compensation                               241,711                -
           Rent and other occupancy                    78,046                -
           General and administrative                  34,187                -
                                                 -------------     ------------
           Total operating costs and expenses        453,440                 -
                                                 -------------     ------------
         Income from operations                        82,769
                                                                             -
         Other costs and expenses
            Interest expense                           39,718                -
            Professional, legal and consulting
         fees                                          26,323                -
            Depreciation and amortization
         expense                                       22,860                -
                                                 -------------     ------------
         Loss before taxes on income
                                                      (6,132)                -
         Provision for taxes on income                      -                -
                                                 -------------     ------------
         Net loss                                  $  (6,132)         $      -
                                                 =============     ============
         Basic loss per common share              $ (0.00030)       $        -
                                                 =============     ============
         Fully diluted loss per common share     $  (0.00029)                -
                                                 =============     ============
         Weighted average number of shares
         outstanding                               20,430,000                -
                                                 =============     ============
         Fully diluted weighted average number
         of shares outstanding                     20,930,000                -
                                                 =============     ============


                             See accompanying notes.

                                STRAINWISE, INC.
                        CONDENSED STATEMENT OF CASH FLOWS
                                   (UNAUDITED)

                                                                     Three
                                                                     months
                                              Three months           ended
                                                  ended             April 30,
                                              April 30, 2014          2013
                                              ---------------       ----------

Cash flows from operating activities:
  Net (loss)                                      $  (6,132)           $     -
  Adjustments  to  reconcile  net loss to net
  cash used in operating activities:
     Depreciation and amortization                    22,860                 -
     Unamortized discount on debt                   (29,635)                 -
  Changes in current assets and liabilities:
   Increase in amounts due affiliates                121,118                 -
   Increase  in  prepaid  expenses  and other
   assets                                          (393,248)                 -
   Decrease in trademark                                 183                 -
   Increase in accrued  expenses and deferred         17,912                 -
   rent
                                              ---------------      ------------
       Net cash used in operating activities       (266,942)                 -
Cash flows from investing activities:
  Investment  in  tenant   improvements   and
  office equipment                                 (235,579)                 -
                                              ---------------      ------------
            Net  cash  flow  from   investing      (235,579)                 -
activities
Cash flows from financing activities:
     Proceeds from common stock subscriptions             -                100
     Proceeds from  convertible note payable,
inclusive of discount of $45,000                    895,000                  -
     Payments on convertible notes payable          (75,000)                 -
                                              ---------------      ------------
  Net cash flows from financing activities           820,000               100
                                              ---------------      ------------
Net cash flows                                       317,479               100
Cash and equivalent, beginning of period                 100                 -
                                              ---------------      ------------
Cash and equivalent, end of period               $   317,579         $     100
                                              ===============      ============

Supplemental cash flow disclosures:

   Cash paid for interest                         $   26,587          $      -
                                              ===============      ============
   Cash paid for income taxes                     $        -          $      -
                                              ===============      ============



                             See accompanying notes.

                                STRAINWISE, INC.
         STATEMENT OF CHANGES IN CONDENSED STOCKHOLDERS' DEFICIENCY For
       the Period from June 8, 2012 (date of inception) to April 30, 2014
                                   (UNAUDITED)


                                   Common Stock
                                                     Additional    Deficit
                                                     Capital In  Accumulated
                                                       Excess        in
                                                       of Par    Development
                                  Shares     Amount    Value       Stage        Total
                               ------------------------------------------------------

   Balance, June 8, 2012,              -     $    -    $    -   $     -       $   -
   inception

   Membership interest issued
   for cash                            -          -       100         -         100

   Net loss                            -          -         -         -           -
                               ------------------------------------------------------

   Balance, January 31, 2013           -          -       100         -         100

   Conversion of common
   shares
   for membership interest     20,430,000         -         -         -           -

   Stock-based compensation            -          -    48,192         -      48,192

   Net loss for the period             -          -         -   (70,219)    (70,219)
                               -----------------------------------------------------

   Balance, January 31, 2014   20,430,000         -    48,292   (70,219)   $(21,927)

   Subscriptions to common
   stock                         941,200          -   941,200         -     941,200

   Share subscriptions
   receivable                          -          -  (941,200)        -    (941,200)

   Net loss                            -          -         -   (6,132)      (6,132)
                               -----------------------------------------------------
   Balance, April 30, 2014    21,371,200   $     -  $ 48,292 $(76,351)     $(28,059)
                               =====================================================



                             See accompanying notes.

                                STRAINWISE, INC.
                   Notes to the Unaudited Financial Statements
                                 April 30, 2014



Note 1 - Organization and summary of significant accounting policies:

Following is a summary of our organization and significant accounting policies:

Organization and nature of business - STRAINWISE, INC. (identified in these footnotes as "we" "us" or the "Company") provides branding and fulfillment services to entities in the cannabis retail and production industry. The Company was incorporated in the state of Colorado as a limited liability company on June 8, 2012, and subsequently converted to a Colorado corporation on January 16, 2014.

The Company provides sophisticated fulfillment and branding services and solutions to (i) one grow facility and eight retail stores (seven of which sell recreational and medical marijuana to the public and one of which only sells medical marijuana to the public) owned by an officer and director of the Company ("Affiliated Entities") and (ii) makes such services available to independent retail stores and grow facilities in the regulated cannabis industry throughout the United States.

The branding and fulfillment services that we currently provide are summarized, as follows:

     o Branding, Marketing and Administrative Consulting Services: Customers may contract with us to use the Strainwise name, logo and affinity images in their retail store locations. A monthly fee permits our branding customer to use the Strainwise brand at one specific location. In addition, we will assist operators in marketing and managing their businesses, setting up new retail locations and general business planning and execution at an hourly rate. This includes services to establish an efficient, predictable production process, as well as, nutrient recipes for consistent and appealing marijuana strains.

     o Accounting and Financial Services: For a monthly fee, we provide our customers with a fully implemented general ledger system, with an industry centric chart of accounts, which enables management to readily monitor and manage all facets of a marijuana medical dispensary, retail store and grow facility. We provide bookkeeping, accounts payable processing, cash management, general ledger processing, financial statement preparation, state and municipal sales tax filings, and state and federal income tax compilation and filings on behalf of the Company and the Captive Stores on an ongoing basis.

     o Compliance Services: The rules, regulations and state laws governing the production, distribution and retail sale of marijuana can be complex, and may prove cumbersome with which to comply. Thus, customers may contract with us to implement a compliance process, based upon the number and type of licenses and permits for their specific business. We provide this service on both an hourly rate and stipulated monthly fee.

     o Nutrient Supplier: The Company presently is a bulk purchaser of nutrients and other cultivation supplies for the sole purpose of growing marijuana. As a result, we are able to make bulk purchases with price breaks, based upon volume. We serve as a sole source nutrient purchasing agent and distributor with pricing based upon our bulk purchasing power.

     o Lending: We will provide loans to individuals and businesses in the cannabis industry. However, Colorado State law does not allow entities operating under a cannabis license to pledge the assets or the license of the cannabis operation for any type of general borrowing activity. Thus, our lending will be on an unsecured basis, with reliance on a personal guarantee of the borrower.

     o Lease of Grow Facilities and Equipment: We lease grow equipment and facilities on a turn-key basis to customers in the cannabis industry. We will also enter into sale lease backs of grow lights, tenant improvements and other grow equipment.

We do not directly grow marijuana plants, produce marijuana infused products, sell marijuana plants and or sell marijuana infused products of any nature.

Share exchange - On August 19, 2014, we entered into an Agreement to Exchange Securities ("Share Exchange") with 4th Grade Films, Inc. ("FHGR"), pursuant to which FHGR will acquire approximately 90 % of the outstanding shares of Strainwise in exchange for 23,124,184 shares of FHGR's common stock. FHGR is a publicly-traded company, incorporated in Utah, with its common stock currently quoted on the OTC Bulletin Board. It is contemplated that the Exchange will qualify as a tax-free reorganization under the U.S. Internal Revenue Code.

As part of the Share Exchange, we paid $134,700 of FHGR's liabilities and purchased 1,038,000 shares of FHGR's common stock for $120,300 from two shareholders of FHGR. The 1,038,000 shares were returned to treasury and cancelled. FHGR also agreed to sell its rights to a motion picture, together with all related domestic and international distribution agreements, and all pre-production and other rights to the film, to a former officer and director of FHGR in consideration for the assumption by a shareholder of FHGR of all liabilities of FHGR (net of the $134,700 we paid) which were outstanding immediately prior to the closing of the transaction.

The business combination will be accounted for as a reverse acquisition and recapitalization, using accounting principles applicable to reverse acquisitions whereby the financial statements subsequent to the date of the transaction will be presented as a continuation of the Company. Under reverse acquisition accounting, the Company (subsidiary) is treated as the accounting parent (acquirer) and FGHR (parent) is treated as the accounting Subsidiary (acquiree). If the Share Exchange is completed, FGHR will have 24,431,184 outstanding shares of common stock, with the current shareholders of FGHR owning 1,307,000 of the post-closing shares.

Basis of presentation - The accounting and reporting policies of the Company conform to U.S. generally accepted accounting principles.

Use of estimates - The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amount of revenues and expenses during the reporting period. Actual results could differ from those estimates.

Cash and cash equivalents - For purposes of the statement of cash flows, we consider all cash in banks, money market funds, and certificates of deposit with a maturity of less than three months to be cash equivalents. During 2014, the Company entered into an agreement with our Chief Executive Officer to hold all of our cash funds in his personal bank account in trust for the Company. Because of current banking regulations, marijuana centric entities are not afforded normal banking privileges, and thus, we were not able to obtain a corporate bank account at a federally charted bank until well into the end of the second quarter of operations in 2014. Under the terms of our trust agreement with our Chief Executive Officer, he agreed to hold our cash in his personal bank account and to make payments of our funds only for our business purposes and to allow daily access to the bank account for ongoing oversight of his fiduciary responsibility to the Company. Additionally, the trust agreement required that the Chief Executive Officer make copies available of all transactions applicable to our operations to our accounting staff on a weekly, or as requested basis. At April 30, 2014 and January 31, 2014 there were cash deposits in the personal bank account of the Chief Executive Officer held in trust for us in the amount of $317,579 and $0, respectively.

Prepaid expenses and other assets - The Company pays rent in advance of the rental period. The Company records the carrying amount as of the balance sheet date of rental payments made in advance of the rental period; such amounts are charged against earnings within one year. The Company also capitalizes any prepaid expenses related to the reverse merger.

The amount of prepaid expenses and other assets as of April 30, 2014 and January 31, 2014 is $380,387 and $10,000, respectively.

Current prepaid expenses and other assets are comprised of the following:

                                                              January
                                            April 30,            31,
                                              2014              2014
                                           ------------       ----------

    Prepaid reverse merger fees               $ 35,000          $     -
    Prepaid rent                                29,200                -
    Rent deposits                               20,000           10,000
                                           ------------       ----------
                                            $   84,200         $ 10,000
                                           ============       ==========

Noncurrent prepaid expenses and other assets are comprised of the following:

                                            April 30,         April 30,
                                              2014              2013
                                           ------------       ----------

    Prepaid rent                              $ 54,108          $     -
    Security deposits                          242,079                -
                                           ------------       ----------
                                             $ 296,187           $    -
                                           ============       ==========

Fair value of financial instruments and derivative financial instruments - The carrying amounts of cash and current liabilities approximate fair value because of the short maturity of these items. These fair value estimates are subjective in nature and involve uncertainties and matters of significant judgment, and, therefore, cannot be determined with precision. Changes in assumptions could significantly affect these estimates. We do not hold or issue financial instruments for trading purposes, nor do we utilize derivative instruments in the management of our foreign exchange, commodity price or interest rate market risks.

The FASB Codification clarifies that fair value is an exit price, representing the amount that would be received to sell an asset or paid to transfer a liability in an orderly transaction between market participants. It also requires disclosure about how fair value is determined for assets and liabilities and establishes a hierarchy for which these assets and liabilities must be grouped, based on significant levels of inputs as follows:

Level 1: Quoted prices in active markets for identical assets or liabilities.

Level 2: Quoted prices in active markets for similar assets and liabilities and inputs that are observable for the asset or liability.

Level 3: Unobservable inputs in which there is little or no market data, which require the reporting entity to develop its own assumptions.

The determination of where assets and liabilities fall within this hierarchy is based upon the lowest level of input that is significant to the fair value measurement.

Tenant improvements and office equipment - Tenant improvements are recorded at cost and are amortized over the term of the applicable lease period. Office equipment is recorded at cost and is depreciated under straight line methods over each item's estimated useful life. We review our tenant improvements and office equipment for impairment whenever events or changes in circumstances indicate that the carrying value of such assets may not be recoverable. Maintenance and repairs of property and equipment are charged to operations.

Major improvements are capitalized. Upon retirement, sale or other disposition of property and equipment, the cost and accumulated depreciation are eliminated from the accounts and any gain or loss is included in operations.

Tenant improvements and office equipment, net of accumulated amortization and depreciation are comprised of the following:

                                                   April 30,         January
                                                     2014            31, 2014
                                                 --------------    -----------
Tenant improvements:
  Upgrades of HVAC systems                         $   181,000           $  -
  Upgrades of electrical generators  and power
equipment                                               42,590              -
Office equipment:

  Computer equipment                                     3,777              -

  Office furniture and fixtures                         16,389         10,500

  Machinery                                             25,000              -
                                                 --------------    -----------
                                                       268,756         10,500
  Accumulated amortization and depreciation           (22,667)              -
                                                 --------------    -----------
                                                   $   246,079     $   10,500
                                                 ==============    ===========

Tenant improvements are amortized over the term of the lease, and office equipment is depreciated over its useful lives, which has been deemed by management to be three years. Amortization and depreciation expense for the three months ended April 30, 3014 and April 30, 2013 was $22,700 and $0, respectively.

Income taxes - The Company accounts for income taxes pursuant to ASC 740. Under ASC 740 deferred taxes are provided on a liability method whereby deferred tax assets are recognized for deductible temporary differences and operating loss carryforwards and deferred tax liabilities are recognized for taxable temporary differences. Temporary differences are the differences between the reported amounts of assets and liabilities and their tax bases. Deferred tax assets are reduced by a valuation allowance when, in the opinion of management, it is more likely than not that some portion or all of the deferred tax assets will not be realized. Deferred tax assets and liabilities are adjusted for the effects of changes in tax laws and rates on the date of enactment.

Long-Lived Assets - In accordance with ASC 350, the Company regularly reviews the carrying value of intangible and other long-lived assets for the existence of facts or circumstances, both internally and externally, that suggest impairment. If impairment testing indicates a lack of recoverability, an impairment loss is recognized by the Company if the carrying amount of a long-lived asset exceeds its fair value.

     Trademarks - Trademarks and other intangible assets are stated at cost and are amortized using the straight-line method over fifteen years. Accumulated amortization was $244 and $0 at April 30, 2014 and 2013, respectively and consisted of the following at April 30, 2014:

                                    Gross
                                   Carrying       Accumulated
                                    Amount        Amortization         Net
                                 -------------    ------------    --------------
             Trademarks          $11,010          $244               $ 10,766
                                 =============    ============    ==============

Deferred Rent - The Company recognizes rent expense from operating leases on the straight-line basis. Differences between the expense recognized and actual payments are recorded as deferred rent.

Revenue recognition - Revenue is recognized on an accrual basis as earned under contract terms. Specifically, revenue from product sales is recognized subsequent to a customer ordering a service or product at an agreed upon fee or price, delivery has occurred, and collectability is reasonably assured.

Comprehensive Income (Loss) - Comprehensive income is defined as all changes in stockholders' equity (deficit), exclusive of transactions with owners, such as capital investments. Comprehensive income includes net income or loss, changes in certain assets and liabilities that are reported directly in equity such as translation adjustments on investments in foreign subsidiaries and unrealized gains (losses) on available-for-sale securities. From our Inception there have been no differences between our comprehensive loss and net loss.

Net income per share of common stock - We have adopted applicable FASB Codification regarding Earnings per Share, which require presentation of basic and diluted EPS on the face of the income statement for all entities with complex capital structures and requires a reconciliation of the numerator and denominator of the basic EPS computation to the numerator and denominator of the diluted EPS computation. In the accompanying financial statements, basic earnings per share of common stock is computed by dividing net income by the weighted average number of shares of common stock outstanding during the period.

Note 2 - Going concern:

The accompanying financial statements have been prepared assuming that the Company will continue as a going concern. For the period ended April 30, 2014, the Company has had limited operations. As of April 30, 2014, the Company has not become profitable. In view of these matters, the Company's ability to continue as a going concern is dependent upon the Company's ability to begin operations and to achieve a level of profitability. The Company intends to continue financing its future development activities and its working capital needs largely from the sale of public equity securities with some additional funding from other traditional financing sources, including term notes until such time that funds provided by operations are sufficient to fund working capital requirements. The financial statements of the Company do not include any adjustments relating to the recoverability and classification of recorded assets, or the amounts and classifications of liabilities that might be necessary should the Company be unable to continue as a going concern.

Note 3 - Related Party Transactions:

Substantially all of our revenues to date have been derived from Master Service Agreements with eight retail marijuana stores and one cultivation and growing facility that are majority owned by our Chief Executive Officer, who is also the husband or our majority shareholder and our President. Pursuant to the terms of these Master Service Agreements, the marijuana stores and grow facility pay us monthly fees for branding, marketing, administration, accounting and compliance services. We also supply nutrients to the one grow facility at a 90% mark-up to our cost for the nutrients.

Related party revenue was $104,378 and $0.00, respectively, for the years ended January 31, 2014 and 2013. As of January 31, 2014 and 2013, we had accounts receivable from affiliated entities of $70,000 and $0, respectively. As of January 31, 2013 and 2014, we had accounts payable to affiliated entities of $120,203 and $0, respectively.

Although our agreements with the marijuana outlets and grow facility expire on December 31, 2023, all terms and contracts related to this revenue are determined by related parties and these terms can change at any time.

Note 4 - Operating Leases:

The Company entered into a lease agreement with an affiliate for our corporate office needs. The lease is for a 31 month period, commenced in January 2014 for 6,176 square feet at an annual rate of $64,848 for the first twelve months, $67,936 for the subsequent 12 months, and $41,431 for the subsequent 7 months paid monthly, through October 31, 2016.

We entered into a lease agreement on March 7, 2014 to lease a grow facility of approximately 26,700 square feet ("Custer Lease") for a term of five years commencing on April 1, 2014. Lease payments are scheduled to be $29,200 per month for the first twelve months of the lease, and then are scheduled to be $27,500 per month for the subsequent 12 months, $28,325 per month for the subsequent 12 months, $29,170 per month for the subsequent 12 months and $30,035 per month for the final 12 months of the lease. Under the terms of the Custer

Lease, we are obligated to pay a security deposit of $29,200 which was due and paid upon the execution of the Custer Lease. We have the option to renew the Custer Lease at the end of the term of the lease at a mutually agreed upon rate per square foot; there is no option to purchase the property underlying the Custer Lease. The Lessor will provide all of the tenant improvements that will enable the continuous cultivation of marijuana plants under approximately 460 grow lights. We will lease this grow facility to the affiliated entities on a long term basis.

We entered into a lease agreement on April 1, 2014 to lease a grow facility of approximately 65,000 square feet ("51st Ave Lease") for a term of five years and nine months. The terms of the 51st Ave Lease stipulates the payment of $15,000 per month, prorated if necessary, until such time that the Lessor is able to deliver a Certificate of Occupancy, which is scheduled to occur on August 1, 2014. Thereafter, lease payments are scheduled to be $176,456 per month for the first six months of the lease, and then are scheduled to be $221,833 per month for the subsequent 24 months, $231,917 per month for the subsequent 12 months, $242,000 per month for the subsequent 12 months and $247,041 per month for the final 12 months of the lease. Under the terms of the 51st Ave Lease, we are obligated to pay a security deposit of $150,000 one third of which was due and paid upon the execution of the 51st Ave Lease, the second third is due and payable after the first harvest or by October 1, 2014, and the final third is due and payable after the second harvest or by December 1, 2014. We have the option to renew the 51st Ave Lease at the end of the term of the lease at a mutually agreed upon rate per square foot; there is no option to purchase the property underlying the 51st Avenue Lease. The Lessor will provide all of the tenant improvements that will enable the continuous cultivation of marijuana plants under approximately 1,940 grow lights. We will lease this grow facility to the affiliated entities on a long term basis.

We entered into a lease agreement on April 22, 2014 to lease a grow facility of approximately 38,000 square feet ("Nome Lease") for a term of seven years. The lease payments are scheduled to be $44,570 per month for the first twelve months of the lease, and then are scheduled to be $46,151 per month for the subsequent 12 months, $47,743 per month for the subsequent 12 months, $49,334 per month for the subsequent 12 months and $50,925 per month for the subsequent 12 months, $52,517 per month for the subsequent 12 months, and $54,108 for the final 12 months of the lease. Under the terms of the Nome Lease, we are obligated to pay a security deposit of $133,679 one half of which was due and paid upon the execution of the Nome Lease, the final half was due and payable 30 days after the commencement date. We have the option to renew the Nome Lease at the end of the term of the lease at a mutually agreed upon rate per square foot; there is no option to purchase the property underlying the Nome Lease. The Lessor will provide all of the tenant improvements that will enable the continuous cultivation of marijuana plants under approximately 920 grow lights. We will lease this grow facility to the affiliated entities on a long term basis.

Future minimum payments for these leases are:

       For the Period
      Ending April 30,           Amount
      ----------------           ------

           2015               $2,550,987
           2016               $3,608,905
           2017               $3,637,249
           2018               $3,746,079
           2019               $3,855,572

Note 5 - Issuance of Shares:

The Company was originally organized as a limited liability company on June 8, 2012 with $100 of membership equity. On January 16, 2014, the Company converted to a corporation and issued a total of 20,340,000 shares in exchange for the one hundred percent of the membership interests owned by the majority shareholder and President of the Company. As of April 30, 2014, there were a total of 20,340,000 shares of common stock issued and outstanding. Through a private offering of our common stock at $1 per share, we have collected $941,200 from subscribers as for April 30, 2014 for 941,200 shares. The total shares of common stock that would be issued and outstanding upon the completion of our stock offering and the issuance of shares to the current subscribers, the total amount of our common shares issued and outstanding would be 21,281,200 shares.

Note 6 - Income Taxes:

The Company uses the liability method of accounting for income taxes under which deferred tax assets and liabilities are recognized for the future tax consequences of temporary differences between the accounting bases and the tax bases of the Company's assets and liabilities. The deferred tax assets and liabilities are computed using enacted tax rates in effect for the year in which the temporary differences are expected to reverse.

The Company adopted the provisions of ASC 740, "Income Taxes" on April 1, 2007. FASB ASC 740 provides detailed guidance for the financial statement recognition, measurement and disclosure of uncertain tax positions recognized in the financial statements. Tax positions must meet a "more-likely-than-not" recognition threshold at the effective date to be recognized upon the adoption of FASB ASC 740 and in subsequent periods. The components of the income tax provision are as follows:

                                                      Three Months Ended April
                                                                 30,
                                                     ---------------------------
                                                        2014            2013
                                                     -----------     -----------
        Income tax expense (benefit):
           Current:
              Federal                                 $  13,205         $      -

              State                                      (3,536)               -
                                                     -----------     -----------
        Deferred income tax expense (benefit): -
                                                          9,670
        Valuation allowance                              (9,670)               -
                                                     -----------     -----------
        Provision                                       $     -         $      -
                                                     ===========     ===========

We have a net operating loss carryforward for financial statement reporting purposes of $76,351 from the year ended January 31, 2014

Note 7 - Convertible Note Payable:

Notes payable consist of the following:


                                                    April 30, 2014  January 31, 2014
                                                    --------------  ----------------

Convertible notes payable, with interest due monthly
at 25% per annum, maturing September 21, 2014:          $850,000             --
   Discount                                               45,000             --
                                                      ----------
                                                        $895,000             --

   Less Payment                                          (75,000)            --
   Less Unamortized Discount                             (29,635)            --
                                                      -----------       --------
      Balance:                                          $790,365             --
                                                       ==========       ========

The unamortized discount on the convertible note at April 30, 2014 was calculated as follows:

         Discount                                $45,000
            Less Amortization through 4/17/14,
                 using an imputed rate of 22.9%  (10,286)
            Less Amortization from 4/18 to 4/30,
                 using an imputed rate of 26.1%   (5,080)
                                                ---------
         Unamortized Premium:                    $29,634
                                                 ========

The Company issued a note for $850,000 in a convertible note on March 20, 2014 (the "Note"). The Note has an interest rate of 25%, payable monthly, and matures on September 21, 2014. The outstanding principal balance of the Note, plus any accrued but unpaid interest on the Note, is convertible at any time on or before the maturity date at $1 per common share. The convertible note is personally guaranteed by our majority shareholder and by an officer and director of the Company.

On July 16, 2014, the terms of the Note were amended ("Amendment") wherein the holder of the Note elected to convert $200,000 of the principal of the Note into 293,000 of our common shares of stock at a price of $.6825 per share. As a component of the Amendment, we in turn elected to prepay the remaining principal balance of the Note, after the scheduled payment of the principal and accrued interest due the holder on July 24, 2014 and to pay a prepayment penalty of $11,250. The difference in the premium of the per share price of $0.6825 per share per the Amendment and the $1 per share per the Note, plus the amount of the prepayment penalty will be charged to interest expense in the month the transaction occurred.

Note 8 - New accounting Pronouncements:

The Financial Accounting Standards Board ("FASB") periodically issues new accounting standards in a continuing effort to improve standards of financial accounting and reporting.

The  Company  elected  to  adopt  ASU  2014-10,   Development   Stage  Entities:
Elimination of Certain Financial Reporting Requirements, Including an Amendment to Variable Interest Entities Guidance in Topic 810, Consolidation. The adoption of this ASU allows the company to remove the inception to date information and all references to development stage. We do not expect the adoption of recently issued accounting pronouncements to have a significant impact on our results of operations, financial position or cash flow.

Note 9 - Subsequent Events:

Share Exchange - On August 19, 2014, we entered into an Agreement to Exchange Securities ("Share Exchange") with 4th Grade Films, Inc. ("FHGR"), pursuant to which FHGR will acquire approximately 90 % of the outstanding shares of Strainwise in exchange for 23,124,184 shares of FHGR's common stock. FHGR is a publicly-traded company, incorporated in Utah, with its common stock currently quoted on the OTC Bulletin Board. It is contemplated that the Exchange will qualify as a tax-free reorganization under the U.S. Internal Revenue Code.

As part of the Share Exchange, we paid $134,700 of FHGR's liabilities and purchased 1,038,000 shares of FHGR's common stock for $120,300 from two shareholders of FHGR. The 1,038,000 shares were returned to treasury and cancelled. FHGR also agreed to sell its rights to a motion picture, together with all related domestic and international distribution agreements, and all pre-production and other rights to the film, to a former officer and director of FHGR in consideration for the assumption by a shareholder of FHGR of all liabilities of FHGR (net of the $134,700 we paid) which were outstanding immediately prior to the closing of the transaction.

The business combination will be accounted for as a reverse acquisition and recapitalization, using accounting principles applicable to reverse acquisitions whereby the financial statements subsequent to the date of the transaction will be presented as a continuation of the Company. Under reverse acquisition accounting, the Company (subsidiary) is treated as the accounting parent (acquirer) and FGHR (parent) is treated as the accounting Subsidiary (acquiree). If the Share Exchange is completed, FGHR will have 24,431,184 outstanding shares of common stock, with the current shareholders of FGHR owning 1,307,000 of the post-closing shares.

Operating Lease - We entered into a lease agreement on June 10, 2014 to lease a grow facility of approximately 113,000 square feet ("32nd Ave Lease") for a term of five years and nine months which will not become effective until the proper Licenses are awarded, expected to be September 1, 2014. The terms of the 32nd Ave Lease stipulates the payment of $25,000 per month, prorated if necessary, until such time that the Lessor is able to deliver a Certificate of Occupancy, which is scheduled to occur in early 2015. Thereafter, lease payments are scheduled to be $282,500 per month for the first Sixteen months of the lease, and then are scheduled to be $301,333 per month for the subsequent 12 months, $320,167 per month for the subsequent 12 months, and $329,583 per month for the final 12 months of the lease. Under the terms of the 32nd Ave Lease, we are obligated to pay a security deposit of $250,000, $150,000 of which was due and paid upon the execution of the 32nd Ave Lease, and $100,000 due upon obtaining the Certificate of Occupancy. We have the option to renew the 32nd Ave Lease at the end of the term of the lease at a mutually agreed upon rate per square foot; there is no option to purchase the property underlying the 32nd Ave Lease. The Lessor will provide all of the tenant improvements that will enable the continuous cultivation of marijuana plants under approximately 3,000 grow lights. We will lease this grow facility to the affiliated entities on a long term basis.

Private Stock Offering - Through a private offering of our common stock at $1 per share, we have collected $941,200 from subscribers as for April 30, 2014 for 941,200 shares, and we have collected an additional $1,199,500 from May 1, 2014 through, July 31, 2014. Thus, total subscriptions to common stock through the private offering is 2,140,700 shares. Coupled with the 293,000 common shares issued in connection with the conversion of the convertible note described above, upon the completion of our stock offering and the issuance of shares to the current subscribers we would have 22,863,700 outstanding shares of common stock. As part of the private offering, we sold warrants which entitle the holders to purchase up to 1,070,350 shares of our common stock. The warrants can be exercised at any time prior to January 31, 2019 at a price of $5.00 per share.

                                STRAINWISE, INC.
                         PRO FORMA FINANCIAL STATEMENTS
                                   (UNAUDITED)

                                STRAINWISE, INC.
                       Condensed Pro Forma Balance Sheets
                                   (Unaudited)

Pro Forma Combined InformationThe following unaudited pro forma condensed combined balance sheet as of April 30, 2014 is based on (i) the historical balance sheet of Strainwise, Inc. as of April 30, 2014 and (ii) the historical balance sheet of 4th Grade Films, Inc as of March 31, 2014.


                                                                          Strainwise
                                                                            Inc.
                           Strainwise,  4th Grade                           Pro
                              Inc.      Films, Inc. Notes   Adjustments    Forma
                           ----------   ----------  ------  -----------   ---------
ASSETS
Current assets:
Cash in trust account       $317,579         $32    (3)          (32)    $317,579
Prepaid expenses and
other assets                  84,200           -                           84,200
                           ----------  ----------                        ---------
  Total current assets       401,779          32                          401,779
Tenant improvements and
office equipment, net of
accumulated amortization
and depreciation of
$22,667                      246,079           -                          246,079
Prepaid expenses and
other assets                 296,187                                      296,187
Trademark, net of
accumulated amortization
of  $244                      10,766           -                           10,766
                           ----------  ----------                        ---------
        Total               $954,811         $32                         $954,811
                           ==========  ==========                        =========

LIABILITIES AND STOCKHOLDERS' DEFICIT
LIABILITIES
Due to affiliated entities  $171,320   $      -                          $171,320
Payable to Shareholder             -      26,961    (3)      (26,961)           -
Accrued interest payable       8,051       1,500    (3)       (1,500)       8,051
                           ----------  ----------                        ---------
  Total current liabilities  179,371      28,461                          179,371

Convertible note payable,
net of unamortized
discount of $29,634          790,366           -
                                                                          790,366
Note payable to                    -     106,072    (3)     (106,072)           -
shareholder
Deferred rent                 13,133           -                           13,133
                           ----------  ----------                        ---------
  Total lliabilities         982,870     134,533                          982,870

STOCKHOLDERS' (DEFICIT)
EQUITY
Common stock, no par
value, 100,000,000 shares
authorized, 23,124,184
issued and outstanding             -      23,450    (1)      (23,450)           -
Additional Paid in Capital    48,292     123,762    (1)     (123,762)      48,292
 Share subscriptions
receivable                   941,200           -                          941,200
 Subscriptions to common
stock                      (941,200)           -                         (941,200)
(Deficit) Retained
Earnings                    (76,351)   (281,713)    (2)       281,713    (76,351)
                           ----------  ----------                        ---------
Total stockholder's equity  (28,059)   (134,501)                         (28,059)
                           ----------  ----------                        ---------
              Total         $954,811         $32                         $954,811
                           ==========  ==========                        =========



                             See accompanying notes.

                                STRAINWISE, INC.
                  Condensed Pro Forma Statements of Operations
                                   (Unaudited)

The following unaudited pro forma condensed combined statement of operations and comprehensive loss for the three months ended April 30, 2014 is based on (i) the historical results of operations of Strainwise, Inc. for the three months ended April 30, 2014, and (ii) the historical results of operations of 4th Grade Films, Inc. for the three months ended March 31, 2014


                                                                             Strainwise
                                                                                Inc.
                              Strainwise,  4th Grade                           Pro
                                 Inc.      Films, Inc. Notes   Adjustments     Forma
                              ----------   ----------  ------  -----------     ---------

Revenues from affiliated
entities                      $ 536,209       $  -                            $ 536,209
Operating costs and
expenses
  Nutrient purchases             99,496          -                               99,496
                                                 -
  Compensation                  241,711                                         241,711
  Rent and other occupancy       78,046        225        (2)          225       78,046
  General and                                    -
administrative                   34,187                                          34,187
                            ------------  ---------                          -----------
    Total operating costs       453,440        225                              453,440
                            ------------  ---------                          -----------
Income from operations           82,769        225                               82,769
Other Costs and Expenses
   Interest Expense              39,718    (2,545)        (2)        2,545      (39,718)
   Professional, legal and
     consulting fees             26,323    (2,400)        (2)        2.400      (26,323)
   Amortization and
depreciation                     22,860         -                               (22,860)
                            ------------  ---------                          -----------
Loss before taxes on income     (6,132)    (5,170)                               (6,132)
Provision for taxes on
income                                -         -                                     -
                            ------------  ---------                          -----------
Net loss                      $ (6,132)    (5,170)                             $(6,132)
                            ============  =========                          ===========



                             See accompanying notes.

                                STRAINWISE, INC.

      Pro Forma Summary and Adjustments to the Balance Sheet and Statements
                                 of Operations
                                   (Unaudited)

Summary

The unaudited pro forma condensed consolidated balance sheet and statement of operations reflects amounts as if the transaction had occurred on March 31, 2014. As a result of this business combination, 4th Grade Films, Inc. ("Strainwise") became a wholly owned subsidiary of the Company.

The information presented in the unaudited pro forma combined financial statements does not purport to represent what the financial position or results of operations would have been had the acquisition occurred as of April 30, 2014, nor is it indicative of future financial position or results of operations. You should not rely on this information as being indicative of the historical results that would have been achieved had the companies always been combined, or the future result that the combined company will experience after the Exchange Transaction is consummated.

The pro forma adjustments are based upon available information and certain assumptions that the Company believes is reasonable under the circumstances. The unaudited pro forma financial statements should be read in conjunction with the accompanying notes and assumptions and the historical financial statements of the Company and Strainwise.

The accompanying pro forma financial statements include the balance sheet as of April 30, 2014 and the statement operations for the three months then ended.

These financial statements reflect the acquisition by 4th Grade Films, Inc ("FHGR") of Strainwise, Inc. ("Strainwise").

In August 19, 2014, Strainwise entered into an agreement to exchange securities with FHGR, whereby a shareholder of Strainwise received 23,124,874 shares of the common stock of FHGR in exchange for approximately 90% of the outstanding shares of Strainwise. As part of this agreement, Strainwise paid $134,700 of FHGR's liabilities and purchased 1,038,000 shares of FHGR's common stock for $120,300 from two shareholders of FHGR. The 1,038,000 shares were returned to treasury and cancelled. FHGR also agreed to sell its rights to a motion picture, together with all related distribution agreements, and all pre-production and other rights to the film, to a former officer and director of FHGR in consideration for the assumption by a shareholder of FHGR of all liabilities of FHGR (net of the $134,700 paid by Strainwise) which were outstanding immediately prior to the closing of the transaction.

The transaction was accounted for as a reverse acquisition whereby Strainwise was consider to be the accounting acquirer.

Pro forma adjustments:

     1. To reflect the issuance of 23,124,184 shares of no par value common stock of Strainwise in exchange for approximately 94.7% of FHGR and the cancellation of 1,038,000 shares of FHGR.

     2.   To  reclassify   the  current   period  loss  and  to  reclassify  the
          accumulated deficit of FHGR.

     3. To reflect the payment of FHGR's liabilities in the amount of $134,700.

                                     PART II
                     Information Not Required in Prospectus
Item 13. Other Expenses of Issuance and Distribution.

     The  following  table  sets forth the costs and  expenses  payable by us in
connection  with  the  issuance  and   distribution  of  the  securities   being
registered.

            SEC Filing Fee                                    $1,330
            Blue Sky Fees and Expenses                         2,000
            Legal Fees and Expenses                           30,000
            Accounting Fees and Expenses                       5,000
            Miscellaneous                                     1,6701
                         TOTAL                               $40,000
                                                             =======

   All expenses other than the SEC filing fee are estimated.

Item 14.  Indemnification  of Officers and Directors

     The Utah Revised Business Corporation Act and our bylaws provide that we may indemnify any and all of our officers, directors, employees or agents or former officers, directors, employees or agents, against expenses actually and necessarily incurred by them, in connection with the defense of any legal proceeding or threatened legal proceeding, except as to matters in which such persons shall be determined to not have acted in good faith and in our best interest.

Item 15. Recent Sales of Unregistered Securities.

     The following lists all sales of our securities during the past three years:

     On August 29, 2014, we acquired approximately 90% of the outstanding common stock of Strainwise, Inc., a Colorado corporation ("Strainwise Colorado"), in exchange for 23,214,184 shares of our common stock.

     On September 12, 2014 we acquired the remaining outstanding shares of Strainwise Colorado in exchange for the issuance of 2,517,000 shares of our common stock. In connection with this transaction:

     o we issued 1,112,350 Series A warrants to former Strainwise Colorado shareholders in exchange for a like number of warrants held by the former Strainwise Colorado shareholders. The Series A warrants we issued have the same terms as the warrants exchanged by the former Strainwise Colorado shareholders (exercise price: $5.00 per share/expiration date: January 31, 2019).

     o we issued 500,000 warrants to one non-affiliated person in exchange for a like number of warrants held by the former Strainwise Colorado warrant holder. The warrants we issued have the same terms as the warrants exchanged by the former Strainwise Colorado warrant holder

          (exercise price: $0.10 per share/expiration date: January 31, 2019).

     In connection with the issuance of these shares, we relied upon the exemption provided by Section 4(a)(2) of the Securities Act of 1933, as amended (the "Securities Act"). The persons who acquired these shares and warrants were sophisticated investors and were provided full information regarding our business and operations. There was no general solicitation in connection with the offer or sale of these securities. The persons who acquired these securities acquired them for their own accounts. The certificates representing these securities will bear a restricted legend providing that they cannot be sold except pursuant to an effective registration statement or an exemption from registration under the Securities Act. No commission was paid to any person in connection with the offer or sale of these securities.

     The following lists all sales of Strainwise, Inc.'s ("Strainwise Colorado") securities during the past three years.

     On January 16, 2014 Strainwise Colorado issued 20,430,000 shares of its common stock to Erin Phillips in consideration for the assignment to Strainwise Colorado of all of the outstanding membership interests in Strainwise, LLC.

     In January, 2014 Strainwise Colorado issued warrants to an unaffiliated person for services rendered. The warrants allow the holder to purchase up to 500,000 shares of Strainwise Colorado's common stock at a price of $0.10 per share at any time prior to January 31, 2019.

     In July, 2014 Strainwise Colorado issued 293,000 shares of its common stock to one person as a result of the conversion of a note in the principal amount of $200,000.

     Between March 15, 2014 and August 19, 2014 Strainwise Colorado sold 2,224,700 units, at a price of $1.00 per unit, to 81 private investors of whom 50 were accredited investors. Each unit consisted of one share of Strainwise Colorado's common stock and one warrant. Every two warrants entitle the holder to purchase one share of Strainwise Colorado's common stock at a price of $5.00 per share at any time prior to January 31, 2019.

     Strainwise Colorado relied upon the exemption provided by Section 4(a)(2) of the Securities Act of 1933, as amended (the "Securities Act") in connection with sale and issuance of these securities. The persons who acquired these securities were "sophisticated investors" and were provided full information regarding the business and operations of Strainwise Colorado. There was no general solicitation in connection with the offer or sale of these securities. The persons who acquired these securities acquired them for their own accounts. The certificates representing the shares of common stock and warrants will bear a restricted legend providing that they cannot be sold except pursuant to an effective registration statement or an exemption from registration under the Securities Act. No commission was paid to any person in connection with the sale or issuance of these securities.

Item 16. Exhibits

      The following exhibits are filed with this Registration Statement:

Exhibit
Number              Description of Exhibit
-------             ----------------------

2.1                 Agreement to Exchange Securities with Strainwise, Inc. (2)

2.2                 Plan of Merger

3.1(a)              Articles of Incorporation (1)

3.1(b)              Articles of Amendment dated July 21, 2004 (1)

3.1(c)              Amendment to Articles of Incorporation dated September 5,
                    2014

3.3                 Bylaws (1)

10.1                Exchange Option

10.2                Custer Lease (2)

10.3                51st Ave. Lease (2)

10.4                Nome Lease (2)

10.5                32nd Ave. Lease (2)

10.6 Form of Master Service Agreement, together with schedule required by Instruction 2 to Item 601(a) of Regulation S-K.(2)

10.7 Lock-Up/Leak-Out Agreements, together with schedule required by Instruction 2 to Item 601(a) of Regulation S-K.

10.8                Non-Disclosure/Non-Compete Agreements

21                  Subsidaries

23.1                Consent of Attorneys

23.2                Consent of Accountants

(1) Incorporated by reference to the same exhibit filed with the Company's amended registration statement on Form 10-SB filed on October 29, 2007.

(2) Incorporated by reference to the same exhibit filed with the Company's 8-K report filed on August 21, 2014.

Item 17. Undertakings

     The undersigned registrant hereby undertakes:

      (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

        (i) To include any prospectus required by Section l0 (a)(3) of the Securities Act:

        (ii)To reflect in the prospectus any facts or events which, individually or together, represent a fundamental change in the information in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20% change in the maximum aggregate offering price set forth in the "Calculation of Registration Fee" table in the effective registration statement; and

        (iii) To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement.

      (2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(1) To remove from registration by means of a post-effective amendment any of the securities that remain unsold at the termination of the offering.

     Insofar as indemnification for liabilities arising under the Securities Act of l933 (the "Act") may be permitted to directors, officers and controlling persons of the Registrant pursuant to the foregoing provisions or otherwise, the Registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question of whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

      (4) That, for the purpose of determining liability under the Securities Act of 1933 to any purchaser:

        (i) If the registrant is relying on Rule 430B:

         (A)Each prospectus filed by the registrant pursuant to Rule 424(b)(3) shall be deemed to be part of the registration statement as of the date the filed prospectus was deemed part of and included in the registration statement; and

         (B)Each prospectus required to be filed pursuant to Rule 424(b)(2),
      (b)(5), or (b)(7) as part of a registration statement in reliance on Rule 430B relating to an offering made pursuant to Rule 415(a)(1)(i), (vii), or
      (x) for the purpose of providing the information required by section 10(a) of the Securities Act of 1933 shall be deemed to be part of and included in the registration statement as of the earlier of the date such form of prospectus is first used after effectiveness or the date of the first contract of sale of securities in the offering described in the prospectus. As provided in Rule 430B, for liability purposes of the issuer and any person that is at that date an underwriter, such date shall be deemed to be a new effective date of the registration statement relating to the securities in the registration statement to which that prospectus relates, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof. Provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such effective date, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such effective date; or

        (ii)If the registrant is subject to Rule 430C, each prospectus filed pursuant to Rule 424(b) as part of a registration statement relating to an offering, other than registration statements relying on Rule 430B or other than prospectuses filed in reliance on Rule 430A, shall be deemed to be part of and included in the registration statement as of the date it is first used after effectiveness. Provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such first use, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such date of first use.

      (5) That, for the purpose of determining liability of the registrant under the Securities Act of 1933 to any purchaser in the initial distribution of the securities:

     The  undersigned  registrant  undertakes  that  in a  primary  offering  of securities of the undersigned registrant pursuant to this registration statement, regardless of the underwriting method used to sell the securities to the purchaser, if the securities are offered or sold to such purchaser by means of any of the following communications, the undersigned registrant will be a seller to the purchaser and will be considered to offer or sell such securities to such purchaser:

        (i) Any preliminary prospectus or prospectus of the undersigned registrant relating to the offering required to be filed pursuant to Rule 424;

        (ii)Any free writing prospectus relating to the offering prepared by or on behalf of the undersigned registrant or used or referred to by the undersigned registrant;

        (iii) The portion of any other free writing prospectus relating to the offering containing material information about the undersigned registrant or its securities provided by or on behalf of the undersigned registrant; and

        (iv)Any other communication that is an offer in the offering made by the undersigned registrant to the purchaser.

                                   SIGNATURES

     Pursuant to the requirements of the Securities Act of l933, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the Denver, Colorado on the 15th day of September 2014.

                               STRAINWISE, INC.


                               By: /s/ Shawn Phillips
                                   ------------------------------------
                                   Shawn Phillips, Chief Executive Officer


       In accordance with the requirements of the Securities Act of l933, this registration statement has been signed by the following persons in the capacities and on the dates indicated:


Signature                            Title                        Date

/s/ Shawn Phillips              Chief Executive Officer      September 15, 2014
----------------------              and a Director
Shawn Phillips

/s/ Erin Phillips                Chief Financial and         September 15, 2014
----------------------            Accounting Officer
Erin Phillips                      and a Director


/s/ David Modica                    Director                 September 15, 2014
----------------------
David Modica

                                STRAINWISE, INC.

                                    FORM S-1


                                    EXHIBITS